=========================================
As  filed  with  the Securities and
Exchange Commission on March ____,  2003      Registration  No. _________

         SECURITIES AND EXCHANGE COMMISSION

               Washington, D.C. 20549
                   ---------------
                       FORM S-1
               REGISTRATION STATEMENT
                        UNDER
              THE SECURITIES ACT OF 1933
                   ---------------
                   MSC GROUP, INC.
  (Exact name of registrant as specified in charter)
---------------
Delaware                   7373            52-2217569

(State or other        (Industrial     (I.R.S. Employer
jurisdiction          Classification     Identification
of incorporation        Code Number)         No.)
or organization)
                            --------------
           29/31 Gul Avenue, Singapore City, Singapore 629669,
                        011 6863 6626
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Steven Mok, 29/31 Gul Avenue, Singapore City, Singapore 629669,
                         011 6863 6626
Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:
   Cassidy & Associates, 1504 R Street N.W., Washington, D.C. 20009,
                           202/387-5400
                         ---------------
Approximate Date of Commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall be come effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   CALCULATION OF REGISTRATION FEE

                       Proposed    Proposed
                       Amount      Maximum      Maximum     Amount of
Title of Each Class    to be       Offering     Aggregate   Registration
of Securities to be    Registered  Price Per    Offering    Fee
                                   Share        Price
---------------------------------
Shares of Common
Stock                  27,000,000    $2.50      $67,500,000  $ 5,460

Common stock held       6,047,800     $.01 (1)       60,478        6
by selling
securityholders

Total                  33,047,800                $67,560,478  $ 5,466

(1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. The book value of the registrant is $.0105 per share at September 30, 2002.

PROSPECTUS                   Subject to Completion, Dated ______ , 2003

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                              MSC GROUP, INC.

    27,000,000 Shares of Common Stock offered by MSC Group, Inc. and 6,047,800 shares of common stock to be sold by selling securityholders

     This prospectus relates to the offer and sale of 27,000,000 shares of common stock of MSC Group, Inc., a Delaware company, ("MSC Group"), par value $.0001 per share, by the MSC Group at $2.50 per share and to the offer and sale of 6,047,800 shares of common stock by certain securityholders of MSC Group (the "selling shareholders").

     There is no public market for MSC Group's common stock and a public market may not develop. If a public market does develop, it may not be sustained. There is no minimum offering amount and funds received from sale of the shares will be available for use by MSC Group on the completion of such sale.

                 Price to       Underwriting         Proceeds to MSC Group
                 Public (1)     and commissions(2)   or other persons(3)

Per Share        $ 2.50           $.25                $ 2.25
Aggregate Sale  $ 67,500,000      $6,750,000          $ 60,250,000

(1) The shares being sold by the selling securityholders are being sold in separate transactions at prices privately negotiated by such selling securityholders.

(2) If any commissions are paid it is anticipated that such commissions will not exceed 10%. Any broker-dealers that MSC Group decides to use for the sale of its shares must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. MSC Group has no agreements or understandings with any broker or dealer for the sale of the shares being sold by it or the selling securityholders.

(3) MSC Group may receive up to $67,500,000 net proceeds from the sale of the shares being offered by it. The selling shareholders will receive the proceeds from the sale of the shares held by them.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities of the market makers, if commenced, will be continued.


                  Prospectus dated _______________, 2003

                  TABLE OF CONTENTS

TABLE OF CONTENTS

                                                                   Page

Prospectus  Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .

Risk  Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     MSC Group does not have sufficient revenue to support
     operations which raises doubt about its ability to continue as a going concern. . . . . . . . . . . . . . . . . . . . . . . . .
     MSC Group will need additional funds from other sources to develop its operations which may dilute the value of present shareholders' shares . . . . . . . . . . . . . . . . . . . . . . .
     Enforceability of certain civil liabilities extremely difficult against directors located outside the United States. . . . . . . .
     Investment in the Pacific Rim generally involves greater
     risk because of impediments of distance, language and
      communication. . . . . . . . . . . . . . . . . . . . . . . . . . .
     Investment in China in Particular . . . . . .  . . . . . . . . . . .
     There is no current trading market for MSC Group's securities and without a trading market, purchasers of these securities may have difficulty selling their shares. . . . . . . . . . . . . .
     All the outstanding shares of MSC Group's total outstanding shares that are restricted securities and not available for resale immediately but may be sold in the near future.  This could cause the market price of the common stock to drop significantly, even if the business is doing well. . . . . . . . . . . . . . . . .
     Selling securityholders may sell securities at any price or time which could cause the price of MSC Group's common
     stock, if publicly traded, to decline . . . . . . . . . . . . . . .
     Immediate and substantial dilution. . . . . . . . . . . . . . . . .
     There is no minimum offering amount and funds received
     from sale of the shares may be spent by MSC Group as soon as received . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . .

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Management's  Discussion  and  Analysis  of Financial Condition and
Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . .

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions . . . . . . . . . . . . .

Concurrent Sales by Selling Securityholders. . . . . . . . . . . . . . .

Selling  Securityholders . . . . . . . . . . . . . . . . . . . . . . . .

Description of Securities. . . . . . . . . . . . . . . . . . . . . . . .

Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .

Index to Financial  Statements . . . . . . .                      F-1 - F-

              Dealer  Prospectus  Delivery  Obligation
Until _______, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                           PROSPECTUS SUMMARY

     The following is a summary of information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

MSC Group, Inc.

     MSC Group, Inc. is a Delaware corporation with its headquarters located in Singapore and its operations located primarily in Singapore, Malaysia, Thailand and The People's Republic of China. Through its subsidiaries, MSC Group, Inc. provides integrated and Internet-enabled manufacturing solutions and concepts for use by the machine manufacturing industry, design and service centers, mold and die industry, automotive industry, electrical industry and jigs and tooling manufacturers. Through its Web site, MSC Group anticipates providing a single integrated manufacturing supply chain resource portal.

     MSC Group is headquartered at 29/31 Gul Avenue, Singapore City, Singapore 629669. Its telephone number is 011 65 6863 6626 and its fax number is 011 65 6863 6606. MSC Group maintains Web sites at http://www.msc.com.sg and http://www.mscgroup-usa.com and its business-to -business portal at www.i-msc.com in May 2001.

Selling Securityholders

     In addition to the sale by MSC Group of 27,000,000 shares of its common stock, this prospectus relates to the sale of 6,047,800 shares of common stock of MSC Group held by 601 of its securityholders. These securityholders are referred to throughout this prospectus as "selling securityholders". These selling securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. The shares are being sold by the selling securityholders and MSC Group has no agreements or understandings with any broker or dealer for the sales of those shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to that broker-dealer, if any, will be determined at that time.

     The selling securityholders will sell their shares of common stock at prevailing market prices in privately negotiated transactions. MSC Group will not receive any proceeds from the sale of the shares by the selling shareholders.

Trading Market

     There is currently no trading market for the securities of MSC Group. MSC Group intends to apply initially for its securities to be traded in the over-the-counter market on the OTC Bulletin Board. If at some future time it becomes qualified, it may apply for qualification of its securities on the Nasdaq SmallCap Market. MSC Group may not now or ever qualify for listing of its securities on the OTC Bulletin Board and may not now or at any time in the future qualify for quotation on the Nasdaq SmallCap Market.

                    The Offering
              ------------------------
Number of shares of
common stock outstanding prior
to this offering                        22,904,300 shares

Common stock offered by the
Company at $2.50 per share              27,000,000 shares

Common stock offered by
selling securityholders                  6,047,800 shares

                      Selected Financial Data

     The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the consolidated financial statements and the notes thereto of MSC Group, Inc. included elsewhere in this prospectus. The selected financial data set forth below as of and for the years ended March 31, 2002 and 2001 are derived from the audited consolidated financial statements included elsewhere in this prospectus, which have been audited by Weinberg & Company, P.A., independent accountants. The selected financial data as of September 30, 2002 and for the six months then ended are derived from unaudited consolidated financial statements included elsewhere herein and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information. Operating results for the interim period are not necessarily indicative of the results that may be expected for the entire year. MSC Group, Inc.'s historical financial statements may not be indicative of future performance.

                                            Year Ended      Year Ended
                       Six Months Ended      March 31,       March 31,
                      September 30, 2002       2002            2001
                           (unaudited)

Revenues               $     747,939        $  107,120          $--
Cost  of  sales              407,096           137,120           --
Gross profit (loss)          340,843           (30,000)          --
Total operating expenses   1,090,198         2,134,650        912,448
Net Loss                    (749,355)       (2,164,650)      (912,448)

Net loss per share basic
   and diluted                $(.03)              $(.10)        $(.05)

Weighted average number
  of outstanding shares
  basic and diluted        22,904,300         21,760,828     20,126,374

Balance  Sheet Items
---------------------
Total current assets      $ 1,044,111         $ 1,177,991     $ 256,019
Total assets                1,549,302           1,704,895       333,038
Current liabilities         1,235,815             621,431       113,593
Long-term debt                 72,585              49,464         8,447



                                        RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS.

GENERAL RISK FACTORS

1. MSC Group does not have sufficient revenue to support operations which raises doubt about its ability to continue as a going concern.

   MSC Group has incurred significant losses from operations.  MSC
Group's consolidated financial statements show a net loss of $2,164,650 and a negative cash flow from operations of $1,731,665 for the year ended March 31, 2002 and an accumulated deficit of $3,103,375 at March 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Although MSC Group has begun to realize revenue on its sales, it has historically used monies from the sale of its securities as its primary source of funds for operations. MSC Group may not be able to sufficiently develop its sales in order to meet its operational costs and may continue to increase its deficit. This could be a significant hardship to future operations and may undermine the Company's bility to continue.

2. MSC Group will need additional funds from other sources to develop its operations which may dilute the value of present shareholders' shares.

    MSC Group will need additional funds to develop its operations and if it cannot increase its revenues from operations to meet this need it may seek additional capital through an offering of its equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity.

   MSC Group has not established a limit as to the amount of debt it may incur and it has not adopted a ratio of its equity to a debt allowance. If MSC Group needs to obtain additional financing, the financing may not be available from any source, or may not be available on terms acceptable to MSC Group. Any future offering of equity securities may not be successful and if successful would dilute the percentage of ownership held by its current shareholders. If MSC Group is not able to obtain additional capital when needed it may not be able to support its operations and may be forced to cease doing business.

3. Enforceability of certain civil liabilities extremely difficult against directors located outside the United States.

   MSC Group's directors reside outside the United States and its current assets are located outside the United States. MSC Group anticipates that a substantial portion of any future assets and business that may be developed or acquired by it will be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against the Company's assets or against such person any judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

4. Investment in the Pacific Rim generally involves greater risk because of impediments of distance, language and communication

   The Company anticipates that it will initially focus its development efforts and opportunities in Singapore, China and other locations in the Pacific Rim. Because of government controls and lack of established information systems, information regarding company development and projects may be difficult for United States investors to obtain and investors may be unable to easily track the progress of the Company through trade or financial journals or other standard methods of communication. Thus, shareholders may have difficulty in obtaining information from sources other than the Company, including foreign local or national government agencies, about the Company's activities and development of its projects in China or such other countries in the Far East.

   In addition, if the Company's operations in China or other Pacific
Rim countries will be subject to the risks incident to the ownership and operation of businesses therein. These risks include, among others, the risks of internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. The Company will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of Asia have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The
Company will be effected by the rules and regulations regarding foreign ownership of real and personal property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of the Company.

5.  Investment in China in Particular

   Because the operations of the Company are expected to be based to a substantial extent in China, the Company will be subject to the rules and restrictions governing China's legal and economic system as well as general economic and political conditions in that country. These include the following:

   Political and Economic Matters.  The People's Republic of China
("PRC" or "China") has been pursuing economic reform policies, which include the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, or that such policies will be successful if pursued. Changes in policies made by the Chinese government may result in new laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports, currency devaluations or the expropriation of private enterprise which may, in turn, adversely affect the Company. Furthermore, business operations in China can become subject to the risk of nationalization, which could result in the total loss of ownership and control of any assets or operations that may be developed by the Company in China. Also, economic development may be limited by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure, and the potential unavailability of adequate power and water, transportation, communication networks, raw materials and parts, etc.

   Legal System. The PRC's legal system is a civil law system based on written statutes. Unlike the common law system in the United States, decided legal cases in the PRC have little value as precedents. Furthermore, the PRC does not have a well-developed body of laws governing foreign enterprises. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and modification, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to such new forms of enterprise, foreign investors may be adversely affected by new laws, changes in existing laws (or interpretation thereof) and the preemption of provincial or local laws by national laws. The Company's operations in China, if any are developed of which there can be no assurance, will be subject to administrative review and approval by various national and local agencies of the PRC government. Management intends that the Company's operations will comply with applicable administrative requirements; however, there is no assurance that the Company will be able to timely obtain the necessary administrative approvals for any projects that the it determines to develop.

   Inflation/Economic Policies. In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. High inflation has in the past and may in the future cause the PRC government to impose controls on prices, or to take other action which could inhibit economic activity in China, which in turn could affect the Company's development or operations.

   Foreign Currency Exchange. The Renminbi ("Rmb") is the currency of China. Both conversion of Rmb into foreign currencies and the remittance of Rmb abroad are subject to the PRC government approval. The Company intends to develop telecommunication systems in the Far East including China and anticipates that initially it may earn revenues, if any, and incur costs, in Rmb.

   Prior to January 1, 1994, Rmb earned within China were not freely convertible into foreign currencies except with government permission, at rates determined at swap centers, where the exchange rates often differed substantially from the official rates quoted by the People's Bank of China. On January 1, 1994, the People's Bank of China introduced a managed floating exchange rate system based on the market supply and demand and proposed to establish a unified foreign exchange inter-bank market among designated banks. In place of the official rate and the swap center rate, the People's Bank of China publishes a daily exchange rate for Rmb based on the previous day's dealings in the inter-bank market. It is expected that swap centers will be phased out. However, the unification of exchange rates does not imply full convertibility of Rmb into United States Dollars or other foreign currencies. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or allocated to the Company by the government at official exchange rates.

   Approval for exchange at the exchange center is granted to enterprises in China for valid reasons such as purchases of imported goods and remittance of earnings. While conversion of Rmb into dollars or other foreign currencies can generally be effected at the exchange center, there is no guarantee that it can be effected at all times. There is still uncertainty as to how foreign enterprises will be treated under this new system or whether the system will be changed again in the future. In the event of shortages of foreign currency, the Company may be unable to convert sufficient Renminbi into foreign currency to enable it to comply with foreign currency payment obligations it may have.

6. There is no current trading market for MSC Group's securities and without a trading market, purchasers of these securities may have difficulty selling their shares.

   There is currently no established public trading market for MSC
Group's securities and a trading market in its securities may never develop. If a trading market does develop, it may not be sustained for any significant time. MSC Group intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future it meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission, but there this may never happen. If for any reason MSC Group's common stock is not listed on the OTC Bulletin
Board or a public trading market does not develop, purchasers of these shares may have difficulty selling their stock.

7. All the outstanding shares of MSC Group's total outstanding shares that are restricted securities and not available for resale immediately but may be sold in the near future. This could cause the market price of the common stock to drop significantly, even if the business is doing well.

   There are 22,904,300 shares of common stock currently outstanding which includes the 6,047,800 shares registered in this registration statement. The shares registered in this registration statement may be resold in the public market immediately when this registration statement is effective. The remaining shares will become available for resale after a one-year holding period from the date of issuance subject to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

   An increase in the number of MSC Group shares available for public sale without any increase to its capitalization could decrease the market price of its shares.

8. Selling securityholders may sell securities at any price or time which could cause the price of MSC Group's common stock, if publicly traded, to decline.

   After effectiveness of this registration statement, the selling securityholders may offer and sell their shares at a price and at any time determined by them. The selling securityholders may sell their shares at prevailing market prices or at privately negotiated prices. The timing of sales and the price at which the shares are sold by the selling securityholders could cause the price of MSC Group's securities, if publicly traded, to decline.

9.  Immediate and Substantial Dilution

   Purchasers of the shares offered by MSC Group will incur immediate and substantial dilution in the net tangible book value of the common stock. See "DILUTION".

10. There is no minimum offering amount and funds received from sale of the shares may be spent by MSC Group as soon as received.

   There is no minimum offering amount that must be achieved before funds will be used by MSC Group. Funds received from sale of the shares by MSC Group will be immediately available for use by MSC Group. An investor would not be entitled to a refund of his purchase price even if only a few shares are sold by MSC Group. If fewer than all the shares are sold, MSC Group would have to reduce its use of proceeds which may greatly impact on its business plans and operations.

                         MSC GROUP, INC.

DESCRIPTION OF BUSINESS

Background

   MSC Group, Inc. was formed pursuant to an Agreement and Plan of Reorganization dated December 29, 2000 ("the Reorganization") between Eastward Acquisition Corporation ("Eastward"), a Delaware Corporation, Milling Systems & Concepts Private Limited ("Milling Systems"), a Singapore corporation, and the owners of the outstanding shares of Milling Systems.

    By virtue of the Reorganization, Eastward acquired all the outstanding shares of common stock of Milling Systems from the shareholders thereof in an exchange for an aggregate of 20,000,000 shares of common stock of Eastward and Milling Systems became a wholly owned subsidiary of Eastward. In connection with the Reorganization, Eastward changed its name to MSC Group, Inc. ("MSC Group" or "the Company ") and new officers and directors of the Company were appointed and elected.

Subsidiaries

   MSC Group has one wholly-owned subsidiary, Milling Systems.
Milling Systems has the following subsidiaries:

Subsidiary/Country       Date of Formation/   Principal Activity
of Registry              Acquisition
------------------------------------
MSC Technologies Private  Formed        Develops software and
Limited; Singapore        November 14,  multimedia works
                          2000

MSC Precision Private     Formed        Develops manufacturing solutions
Limited; Singapore        April 14,     and concepts for use by the machine
                          2001          manufacturing industry, design and
                                        service centers, mold and die
                                        industry and jigs and tooling
                                        manufacturers

I-MSC.com Private Ltd     Formed        Provides Internet services and to
Singapore                 July 7, 2001  develop, integrate and deliver
                                        enterprise-wide business intelligent
                                        solutions and software applications

MSC Design Private Ltd    Formed        Designs,develops, manufactures,
                          August 16,    produces, sells and distributes
                          2001          appliances

Modern Handling Equipment Acquired      Provides marketing and after-sale
(Thai)Ltd.;Thailand       January 1,    service support.
                          2002

MSC Automation Private    Acquired      Designs automation
Limited; Singapore        January 1,    systems for industrial use
                          2002

MSC (Qingdao) Tool        Formed        Designed as a joint venture with
Room Co., Ltd.            October 11,   Jinan Qingqi Motorcycles
                          2002

MSC (Qingdao) Industrial  Formed        A one stop turnkey manufacturing
Design & Development      November 17,  centre comprising the Industrial
                          2002          Design and Training Centre,
                                        Automotive Co., Inc. Prototyping
                                        Centre, I-msc.com Worldwide,
                                        Software Development Centre and
                                        China Operation Centre

      The following companies were former subsidiaries of MSC Group, Inc. but were transferred to Mok Siong Cheak, Chairman, President and a director of MSC Group, Inc. These companies have not produced revenue and are not currently in operation.

MSC Industries (Shanghai)  Formed        Develops and manufactures die,
Co., Limited; China        April 19,     molds, tools, jigs and
                           2001          fixtures

Beijing MSC Logistics      Formed        Provides logistics and consulting
Technologies Co., Ltd;     June 28,      services and the development of
China                      2001          software

MSC Ventures Group (S)     Formed        Engages in business of venture
Private Ltd; Singapore     July 7,       capital funding and asset
                           2001          management

MSC Solar Systems Pte      Formed        Performs research, development and
Limited; Singapore         June 7, 2001  commercialization of energy
                                         inventions

MSC Rapid Prototyping(S)   Formed        Manufactures, develops and
Pte Ltd; Singapore         August 16,    produces sample or model of
                           2001          industrial products, machinery,
                                         equipment or devices and other
                                         ancillary activities, appliances
                                         and services

Business Development Plan

      Milling Systems, a wholly-owned subsidiary of MSC Group, was established to develop, through its subsidiaries, integrated manufacturing solutions and concepts for use by the machine manufacturing industry, design and service centers, mold and die industry, automotive industry, electrical industry and jigs and tooling manufacturers. MSC Group intends to develop its i-msc.com Web site to be a single source business platform for existing or emerging manufacturers providing effective management and solutions from the initial RFQ (request for quotation) stage to the delivery stage. Through its business portal, MSC Group envisions becoming a provider of integrated products, technologies, solutions and services for the manufacturing community including use by, among others, the machine manufacturing industry, design and service centers, mold and die industry, automotive industry, electrical industry and jigs and tooling manufacturers.

      MSC Group believes that it is important to retain some "brick and mortar" operations as it incorporates e-business into its operations strategy. MSC Group intends to combine the power of Internet technology with its in-depth knowledge of the manufacturing markets. The Company is developing a presence in various countries with its key physical presence in China, including Beijing, Shanghai, Qingdao and Shenzhen. The Company also anticipates entering into relationships with shipping and logistics firms as well as warehouse operators.

Industrial Design Center in Huangdao, Qingdao China

      On November 17, 2002, through MSC Industrial Design Centre
(Qingdao) Co. Ltd. ("MSC IDC"), a wholly-owned subsidiary formed to enter into this transaction, MSC Group entered into an agreement with the local government authorities in Huangdao, Qingdao, China, to develop an industrial design center. The local Quingdao government has offered to sell a parcel of land at a discounted price of US$500,000 and MSC IDC anticipates obtaining a loan from a local bank to finance construction of a 50,000 square meter building.

      The plans for this design center anticipate that it will be the largest industrial design center in China. The design center will conduct three major business activities:

      1.     Operate an integrated e-manufacturing supply platform;
      2. Operate a training center for IT, software and engineering applications of IBM and
             Dassualt Systems Catia software;
      3. Operate an industrial design center for automotive, household and electronic appliances.

      The project is located in Northeast Asia which is a major manufacturing hub for Chinese companies like Haier, Aucomar, Hisense and for foreign companies including Hewlett-Packard, Emerson, Fiat, and Scania. There are more than 500 Japanese and Korean companies operating in the city. The project will be located one hour by air from South Korea and Southern Japan.

      The design center will use IBM and Dassualt systems full engineering suite of software. MSC Group has signed a memorandum of understanding with IBM Asia Pacific in Singapore to purchase 200 sets of the software license for use by the design center. It is anticipated that the design unit will work with several reputable car makers from Japan, Korea and China to design and produce concept prototype vehicles for exhibitions worldwide. If the concept cars are approved for production, MSC Group will undertake the role of out-sourcing the entire production activities of the new vehicles in China. By using its e-manufacturing supply portal, MSC Group will be able to manage the entire design, production and delivery of the vehicles from start to finish providing a full turnkey to clients.

      MSC Group believes that the design center will quickly be competitive and profitable. The Company believes that there is a need for better designed products and that faster times to market management systems will facilitate manufacturers competitiveness and enhance corporate earnings and profitability.

i-msc.com Portal

      MSC Group envisions the i-msc.com portal offering a single point of access and control to all parties and processes involved in the product development process. It is anticipated to allow universal, low-cost, real-time linkage and communications through instant messaging, Web-conferencing and Internet-enabled tools between manufacturers, designers, engineers and customers. The portal is being planned to provide a real-time integrativeplatform that bings together news and information, parts catalogues, data sheets, CAD drawings and models, and collaborative software. This allows members of cross-functional design and engineering teams the ability to manage the design and manufacturing activity, collaboratively, at every stage. The Company believes that this will save time and money and create higher-quality customer-specific end products.

      MSC Group believes that its solution costs are competitive, deliveries prompt and by offering products and services on-line its products are of the highest quality. Utilizing the team of project administrators, the Company will be able to coordinate and ensure that all the portal's subscribers, users and business activities conform to the operating systems and procedures.

Single Integrated e-Manufacturing Supply Platform

      MSC Group is creating an Internet-based exchange management system for implementing a manufacturing task requested by a user of an exchange. The system is anticipated to be comprised of the following:

      1. A project management processing system, operable to provide a visual representation of the progress of the task to the user.

      2. A resource management processing system, operable to maintain a record of software which the exchange is licensed to utilize.

      3. A monitoring processing system, operable to monitor the operational status of at least one manufacturing facility involved in the manufacturing task.

      4. A collaborative processing system, operable to allow real-time collaboration between the user and the other members of the exchange.

      The MSC Group exchange system will emphasize optimizing the flow of information, transactions, products and services between the members of the exchange community. It is anticipated that utilizing the system will allow upgrading a conventional consortium-based B2B exchange into a total integrated global e-network of manufacturers and project managers able to provide single source manufacturing solutions to any members in the exchange at anytime and anywhere. Members of the exchange may include a typical solution buyer, an end-user, a licensee, a flat fee member, a pay-as-you-go member and a Web-based system or machine. It is anticipated that strategic partners like banks, insurance companies and transportation companies will be connected to the exchange.

      The project management processing system will allow authorized users to obtain an accurate and reliable progress status with respect to a design engineering or manufacturing project through the provision of a visual representation of the progress of the project

      The resource management processing system allows the management of software licenses within the exchange.

      The monitoring processing system allows the management of the capabilities and capacities of the facilities that are involved in the exchange. It is concerned with real-time monitoring and feedback that encompasses project schedule management, facilities operations status reporting, knowledge access to manufacturers' capabilities and statistical data tracking.

      The collaboration processing system provides a collaborative project workspace for any authorized users at any physical location to meet virtually. The collaborative nature of the exchange is made possible through the utilization of video-conferencing and real-time access to CAD software, CAE software, SCM software, CAM software and machine controlling software.

      A team of project managers will be assigned to manage any projects within the exchange. The project manager will be tasked to manage the project from the initial RFQ stage to the delivery. The project manager, with the aid of the system, will monitor all proceedings between each level of users. This is intended to ensure smooth transactions within the project.

Example

      A typical transaction utilizing the single integrated e-manufacturing supply platform offered by the i-msc.com portal may go as follows: a portal-registered buyer first creates and transmits a RFQ with its relevant technical drawings, requirements and instructions. A i-msc.com portal project manager will acknowledge receipt and will retrieve from the business platform relevant information, like available manufactures' capabilities to manage the RFQ. Selection of the manufacturer will depend on the business scale, reliability, responsiveness, quality and related technical strengths. The project manager will then remodel the RFQ requirements as required for the manufacturer. The project manager then requests the appropriate manufacturers from the solutions center to view and offer a quote on the RFQ. Technical drawings will be controlled by the project manager and released only as necessary to the manufacturers. When the project manager has received the required quotations and commitments, he will be able to make an offer to the registered buyer.

      Upon acceptance of the offer, the buyer will be issued the necessary documents and the job will begin. The accounts department and relevant banks will manage payment and financial arrangements. A design collaborative environment will then be enabled allowing the management of resources in the design phase through tools like CAD, CAM and CAE.
Creation, correction and redlining of the design drawing can be done in real-time and on-line thereby saving a great deal of time. For example, a design center, upon completion of the design, will be able to upload the appropriate 3D models to be retrieved by the appropriate manufacturer for CAD decomposition and prototype fabrication. 3D models, prototype requirements, decomposed CAD models and fabrication parameters are all stored with the system for utilization during the project phase. Project managers will monitor and keep track of the progress of the project through the monitoring processing management system. If a process falls short of its delivery parameters, an alert will be triggered. Buyers can query the status of the project at any time. Also members of the project team can conduct a dialogue through the communication tools available in the system.

Full Service Product Development Design Capabilities

      MSC Group anticipates providing single custom design services in the areas of industrial design, mechanical engineering, electrical design and software development from concept through to mass production. MSC
Group also anticipates providing turnkey solutions and technical assistance for IT communication and consumer products development.

      MSC Group envisions performing market research, competing models studies, ergonomics, human factor analysis for industrial design as well as 3-D computer-aided design of plastic injection molding, sheet metal stamping and die-casting parts. Electrical design provides circuit and PCB design, embedded software programming and sub-miniaturization.

Products

      The MSC Group portal currently supports activities that involve the following solutions:

        Design and rapid prototyping
        Die, molds and tolling fabrication
        Manufacturing
        Mass Customization
        Machine retrofit
        Machine sales
        Manufacturing systems
        International procurement

Molding Machines

      MSC Group has developed and is marketing the MSC RP 2000 and MSC Molding 2000 machines for use by the manufacturing industry for the production of prototypes. The MSC RP 2000 and the Molding 2000 consist of proprietary software, hardware, universal card interfaces, high-speed spindles, linear guides and related services.

      Prior to Fall 2002, MSC Group focused on the development of these two products. Although the Company has shifted its primary emphasis to development of its single integrated business platform, these machines remain an integral part of the Company's business plan as these machines provide the technology enabling real-time collaboration, video conferencing and remote access to machines and software necessary to the Company's business portal.

      The MSC System is a high speed-milling machine capable of producing a prototype, sample or specimen of any object from a 3-dimensional (3D) drawing within hours. These objects can be made of wood, wax, plastic, light alloy or aluminum. The MSC System is comprised of a machine in which a high-speed machining spindle is housed on a moving arm and a revolving table mounted with a rotary guide, universal electronic interfaces, proprietary software and services. All components operate together to provide a system for producing a product by machining directly from vector, computer-assisted design (CAD) and postscript image files. The universal electronic interface is hosted on personal computers and functions to interface the machine with the operator and user system. Interface software can be adapted to accommodate most user CAD files or manufacturing machines. The MSC System is intended to eliminate the problems of conventional manufacturing by producing direct machining codes to rapid prototyping or milling machines. Control cards and software produced with the MSC System can be used with conventional and older manufacturing equipment.

      The MSC System cards have an estimated life expectancy of over 20 years and will be manufactured by an electronic contract manufacturer in Singapore. MSC Group believes that the MSC System is a user-friendly prototype production system providing a reliable, accurate and user-friendly alternative to competitive products. By using the MSC System, the customer can eliminate much of the equipment, floor space, operators and maintenance required for conventional prototyping production. A basic MSC System, including a universal interface card, control systems and a high speed-milling spindle retails for approximately $150,000. Other options like laser-infer meters, dynamometers and encoders can be added for an additional cost of $10,000 to $30,000 each.

      The MSC Molding 2000 machine is also a high speed-milling machine that produces a mold or jig from plastic, light alloy or aluminum. Due to special features, the Molding 2000 can cut or mill and produce very small features that the traditional CNC (computerized numeric control) machines cannot execute. The traditional CNC machines can only produce a single product during each individual manufacturing run, and the machines have to be reprogrammed for each productive cycle. This results in increased labor and the possibility of error.

      As of the date of this prospectus, the Company has not sold any of these machines, the Company believes that the machines will be useful to it in development of its one-stop manufacturing portal and will also continue to independently market the machines.

Operations

      The Company's activities have been financed primarily by the sales of its common stock. For the six months ended September 30, 2002, the Company generated revenues of $747,939 (of which $49,000 were sales to affiliated companies) through its subsidiaries, Modern Handling Equipment Ltd., MSC Design Pte. Ltd., I-MSC.com Pte. Ltd., and MSC Automation
Pte. Ltd. Approximately 53% of this revenue was generated by MSC Automation Pte Ltd for automation systems for industrial use and 26% was generated by MSC Design Pte for the industrial design of commercial products; the remainder was generated by various subsidiaries.

      Although management anticipates that operations in 2003 may generate revenues sufficient to meet operating overhead expenses, the Company anticipates that it may need to raise additional capital in the next twelve months through the issuance of debt and/or equity securities in order to continue its plan of operations. There is no assurance that revenues will be sufficient to cover expenses in 2003 or ever.

      From any revenues or capital contributions it receives, if any, the Company intends to make investments in research and development and marketing of its products. The Company anticipates that in the year 2003, it will start development of audio and video products, motion controller cards, wireless PDAs and e-tablets, and interacting software for machine to machine communication. Any such research and development is dependent upon the ability of the Company to generate funds either through sale of its
securities or the sale of its products.   In addition to marketing and
research, the Company intends to spend funds, when and if available, on construction of a manufacturing and office complex and new equipment.

      There is no assurance that the Company can raise additional funds either through sales of its securities or through sales of any of its products.

Joint Venture with Protolex

      On September 19, 2001 MSC Group executed a joint venture agreement with Protolex LLC ("Protolex"), Washington D.C., to jointly develop a motion controller for new generation milling and rapid prototyping machines. On January 23, 2002, both parties executed an extension of the original agreement for 1 year. Protolex LLC is the manufacturer/producer of state of the art electronic engineering equipment. According to the agreement, Protolex will complete the design and development of a commercial use motor control system according to MSC Group's specification and MSC Group will fund the project with $200,000. Upon the down payment of $50,000, Protolex was to provide MSC Group with a detailed project development plan to meet a three-month completion date requirement of producing a working prototype. MSC Group paid Protolex the $50,000 on October 1, 2001 and also paid $50,000 on January 31, 2002. MSC Group will be responsible for the final integration and mass production of the commercial units. In accordance with the agreement, each party will own its own intellectual property for the effort. Additionally, MSC Group will grant Protolex a non-exclusive license to sell the product for a sales fee of 12%.

      The timetable to meet the terms of the joint venture agreement has been temporarily delayed due to technical issues in the manufacturing process. Both parties are aware of the issues and the project is expected to continue in 2003. The agreement provides MSC Group the ability to invest up to $8 million in Protolex, representing up to 30% ownership of Protolex, given the occurrence of certain events, as defined in the agreement. Specifically, the agreement requires MSC Group to make an initial investment in Protolex during 2001 amounting to $2 million and a $2 million investment during 2002. MSC Group did not make any of the investments.
The timetable to meet the terms of the joint venture agreement has been temporarily delayed although there have been no changes to the original agreement.

Joint Venture with Qingqi Group Limited

      Qingqi Group Limited is a large Chinese motorcycle and engine manufacturing company. Qingqi is also involved in the automobile and pharmaceutical industries. In September, 2001, MSC Group entered into a joint venture with Qingqi for the establishment of a precision molding making company to be based in Jinan, China utilizing the manufacturing and mold and die tool rooms of Qingqi. The joint venture contemplates an investment by MSC Group of $150,000 for a 60% participation by MSC Group and 40% by Qingqi for tooling, mold design and fabrication. Business was originally expected to commence in October 2002 but such estimate has been
postponed until March 2003.   There is no assurance that the joint venture
will be effected and as of September 30, 2002 the Company had not made any investment in this joint venture.

Incentive Grant

      On November 4, 2001 MSC Technologies Private Limited received an incentive grant from the Productivity and Standards Board of Singapore amounting to $385,000. The grant is to be used for the research and development of a rapid prototyping machine from January 20, 2001 to June 20, 2002. During 2001, MSC Group launched a series of research and development projects in Singapore with the intent to develop several key technologies in the milling and rapid prototyping industry. On February 8, 2002, MSC Technologies received approximately $92,000 of grant funds and on July 16, 2002, the Company received an additional approximate $59,000. On July 11, 2002, the Company obtained an extension of the grant until December 2002 due to the debugging of the system.

VirteoNet Alliance

      In June, 2001, MSC Group entered into an alliance with VirteoNet (a German corporation) and the Small and Medium Enterprise Association of Bavaria, Germany, to collaborate on integration of service platforms for the international activities of Singapore and European companies. VirteoNet provides presentation of products and services, business information, electronic search for suppliers and distributors in several languages in order to offer communication of economic expertise, technical know-how and linguistic competence to promote trade relations between Asian and European companies. MSC Group and its subsidiaries will register with VirteoNet to promote their products and services and shall utilize VirteoNet's portal services free of charge. VirteoNet provides links between member Internet sites and conducts mass mailings among its members to inform each of the members of the services provided by the others. VirteoNet has agreed to allow MSC Group to use its office as a representative office for MSC Group activities in the German market.
MSC Group has agreed to allow VirteoNet to use its Singapore office as its representative office in the Pacific Rim market.

Manufacturing

      MSC Group uses a Taiwan manufacturing company to manufacture the MSC System and Molding units, internal modules, and spare parts at their factory located in Taichung, Taiwan on an "as required" basis. MSC Group has at least one vendor for all components and multiple vendors for most components it utilizes. The loss of a supplier for any item manufactured by or purchased from such vendor could have a material adverse effect on MSC Group's operations. The universal interface card is based on the standard personal computer platform and consists of a combination of standardized and customized hardware and software modules. With the exception of the universal interface board (which links a computer to the machine), MSC Group has several sources for all purchased components within the MSC interface configuration. MSC Group currently has one reliable vendor for the control and interface board, and plans to eliminate this board in the near future by developing a new feature to allow the interface cards to be plugged into the printer connector of a standard personal computer. Until the development of this technology, the loss of the supplier of the interface board could have a material adverse effect on MSC Group's operations. A continued supply of control cards is crucial to the success of MSC Group's business. Without control or interface cards, customers will not able to use the equipment and the services and software supplied by MSC Group. The loss of the supply of control cards and other electronic parts would have a material adverse effect on MSC Group 's operations.

Customers

      Some of the major customers for the period ended September 30, 2002, included Copeland Corporation, El Araby Co., Hamsho Information Tech Co., Material Handling Engineering (1998) Pte Ltd., SCI
Manufacturing (M) Sdn Bhd, CET Technologies Pte Ltd, Omni Tech Design Pte Ltd and Sharp Electronics (Singapore) Pte Ltd.

      Prior to Fall, 2002, MSC Group focused on the development and sales of its two prototyping products. Through its subsidiary, MSC Design Pte. Ltd., the Company received limited sales to approximately five customers.

Marketing

      MSC Group anticipates broadening its customer base through development of its Internet business portal and advertisement to the manufacturing community including the machine manufacturing industry, design and service centers, mold and die industry, automotive industry, electrical industry and jigs and tooling manufacturers.,

      MSC Group anticipates developing its client base by several strategies:

      Target the market of large purchasing organizations, particularly those whose purchasing needs include custom-engineered industrial parts or other customized goods or services obtained from fragmented supply markets by advertising and marketing.

      Expand into new product categories where it can generate savings and benefits for buyers. The Company believes that knowledge of additional product categories will enable it to expand its relationships with clients as well as attract new clients.

      Establish an international presence including a presence in the United States, Asia and Europe.

      Implement a culture of excellence in client service that, the Company believes, will lead to new client referrals and continuity from satisfied buyers.

      Develop a new class of software tools. The Company believes that new tools will enable it to further integrate the design and manufacturing processes reducing the amount of required project time.

      Expand its supplier base allowing the Company to provide more product solutions to its buyers. The Company intends to create strategic alliances with the governing body of manufacturers in various countries.

      Strengthen design capabilities by establishing various design centers globally.

      MSC Group has set up a network and infrastructure to tap the potential in and around China. At present, the Company is developing its networks in Beijing, Shanghai, Qingdao, Xi'an, Shenzhen and Hinan. MSC Group is also setting up service centers with local companies to support a single manufacturing supply chain.

      In addition to marketing its e-manufacturing business platform, the Company continues to develop a market for its prototyping machines. Companies which use computer based engineering drawings, documents, or records for design, function testing and visualization purposes for new products are considered prime prospects for the MSC System, regardless of the type of system used for creating or accessing the information. MSC Group believes the market for the MSC System is sizeable as manufacturing companies generate engineering drawings and have requirements for a quick roll out of prototypes before manufacturing. MSC Group also believes the need for a quick implementation from ideas to products will continue to grow as advances in technology progress with consumer demands for newer and more sophisticated products. MSC Group anticipates its customers to be generally large manufacturers or utility companies that produce complex mechanical and electrical products in industries, including the automobile, aerospace, shipbuilding, gas and oil, railroad, defense, and road construction. Many of these companies use CAD drawings for the design and prototyping of their products.

      MSC Group has participated in numerous trade shows and exhibits presenting the single integrated manufacturing supply chain, including:

      Thailand IBM Catia Forum, Bangkok, Thailand, June, 2002
      Malaysia IBM Catia Forum, Kuala Lumpur, June, 2002
      MTA 2002 Exhibition, Kuala Lumpur, June, 2002
      Australasia IBM Catia Forum 2002, Sydney, Australia, May 2002
      Die & Mold Exhibition, Mumbai, India, February, 2002
      6th Taipei International Mold & Die Industry Fair, Taipei, July, 2001 2001 Shanghai International Mold & Machining Equipment
            Exhibition, Shanghai, July, 2001
      MTA 2001 Exhibition, Singapore, May, 2001
      ISTMA 2001 Chicago Conference, Chicago, May , 2001

      MSC Group anticipates participating in future trade shows and exhibits to present its products.

Competition

      MSC Group faces both indirect and direct competition. Indirect competition presents itself in the form of paper plotters, laser equipment and other products, which can be used as part of the conventional prototyping production process. Direct competitors are manufacturers of equipment, which produce similar process machines. These include 3D Systems, Stratasys or Soligen (produced in USA), Toshiba and Hitachi (produced in Japan), and EOS sinter station (produced in Germany). The rapid prototyping manufactured by these companies use other methodology and development processes that MSC Group believes are more complex, larger, heavier, less accurate, and more expensive than the MSC System. MSC
Group believes that users of rapid prototyping machines must plan on the evolution of new methods of making prototypes, which will need to be supported by new technology, hardware controllers, standards, specifications, and software modules. Further, MSC Group believes that neither the rapid prototyping industry nor the technology will become obsolete easily because there is a pressing need for large manufacturers to utilize advancement in new technology. However, newer technology may be developed that will supplant MSC Group's products and reduce or eliminate its market.

Regulation

      MSC Group's business is not subject to any special regulatory regime, other than general laws and regulations, such as employment and safety regulations that apply generally to manufacturers and distributors of industrial equipment. United States and Taiwan laws and regulations regarding importation, exportation, and customs will apply to any units imported from Taiwan or elsewhere.

Employees

      As of September 30, 2002, MSC Group had 54 full time employees.

Patents, Trademarks and Licenses

      MSC Group was applied for three Provisional Patents in 2001. The Provisional Patents automatically expire one year after their application and are basically an intermediary process to serve as the basis for a later priority-claiming patent application. MSC Group has three Provisional Patents and has applied for non-provisional status.

      There can be no assurance that efforts to perfect the patents will be successful. Failure to perfect the patents may have a material adverse effect on MSC Group's business. MSC Group intends to arrange to license other necessary technologies if so required. There is no assurance that third party licensing will be successful and the failure to do so may have a material adverse effect on MSC Group's business.

      60/277,741  A data processing system for implementing an
                  exchange (filed March 21, 2001)

      On September 27, 2001, MSC Group filed with the United States Patent Office a U.S. non-provisional patent (09-966,906) for the patent entitled "Data Processing System for Implementing an Exchange". The patent was later published as US Publication No. US 2002/0138166 A1 on September 26, 2002.

      On October 9, 2001, MSC Group filed with the United States Patent Office (also utilizing the Provision Patent 60/277,741 as a priority date) a U.S. non-provisional patent (09-974,258) for the patent entitled "A System for Implementing an Exchange". The patent was later published as US Publication No. US 2002/0138317 A1 on September 26, 2002. The worldwide patent (PCT/GB 02/00920) for this system was filed with the World Intellectual Property Organization on March 1, 2002 and published as International Specification No. WO 02/077883 A2 on October 3, 2002. A demand for International Preliminary Examination was filed for the application on October 9, 2002.

      60/275,497  A method and apparatus for producing a prototype
                  (filed March 13, 2001)

      On October 9, 2001, MSC Group filed with the United States Patent Office a U.S. non-provisional patent (09-974,583) for the patent entitled "Method and Apparatus for Producing a Prototype". The patent was later published as US Publication No. US2002/0129485 A1 on September 19,
2002. The worldwide patent (PCT/GB 02/00886) for this system was filed with the World Intellectual Property Organization on February 27, 2002 and published, as International Specification No. WO 02/073325 A2 on
September 19, 2002. A demand for International Preliminary Examination was filed for the application on October 9, 2002.

      60/275,873  A prototype production system and method (filed
                  March 14, 2001)

      On October 26, 2001, MSC Group filed with the United States
Patent Office a U.S. non-provisional patent (10-045,540) for the patent entitled "Prototype Production System and Method". The patent was later published as US Publication No. US2002/0147521 A1 on October 10, 2002. The worldwide patent (PCT/GB 02/00865) for this system was filed with the World Intellectual Property Organization on February 27, 2002 and published, as International Specification No. WO 02/073324 A2 on September 19, 2002. A demand for International Preliminary Examination was filed for the application on October 9, 2002.

Property

      MSC Group leases 10,000 square feet for its executive offices at 29/31 Gul Avenue, Singapore City, Singapore 629669. On December 27,
2002, the Company entered into an agreement with the landlord to extend the date to acquire property currently leased by the Company until December 31, 2003. The purchase price of the property shall be agreed to by both parties at a price no less than the market valuation of $6,000,000 (Singapore). The lease rate, as of November 1, 2001, was $5,540 per month which the Company will pay until it acquires the property. MSC Group leases an additional 10,000 square feet of office and warehouse space at 29/31 Gul Avenue to store parts, conduct engineering operations, and perform small-scale assembly and administrative tasks in support of the MSC System. The lease rate for this additional space, as of October 1, 2001, was $10,000 per month.

      MSC Group has small offices in Beijing (8 persons), Jinan (8 persons), Qingdao (3 persons) and Shanghai, China (2 persons), Bangkok, Thailand (2 persons), and Malaysia (6 persons). MSC Group has a representative in Los Angeles, California, who serves to develop activities in the United States. Remuneration to this representative is on an assignment basis.

Transfer Agent

      MSC Group uses StockTrans, Ardmore, Pennsylvania, as its stock transfer agent.

Legal Proceedings

      MSC Group is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

Trading Market

      The is no public trading market for the MSC Group securities. MSC Group intends to apply for quotation of its common stock on the NASD
OTC Bulletin Board or, if it then meets the financial and other requirements thereof, on the Nasdaq SmallCap Market, National Market System or regional or national exchange.

                                 DILUTION

      Purchasers of the shares offered by MSC Group may experience immediate and substantial dilution in the value of the common stock.
Dilution represents the difference between the offering price per share paid by the purchasers in the offering and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share represents the net tangible assets of a company (total tangible assets less total liabilities), divided by the number of shares of common stock outstanding upon closing of the offering.

      At September 30, 2002, MSC Group had a net tangible book value of $240,902 or $.01 per share. Assuming sale of all 27,000,000 shares offered by MSC Group at $2.50 per share, the net tangible book value would be $67,740,902 or $1.36 per share.

      This represents an immediate dilution to purchasers of the shares offered by MSC Group of $1.14 per share and the aggregate increase in net tangible book value to present shareholders of $1.35 per share. The following table illustrates such effect:

      Initial public price per Company Share                  $2.50
        Net tangible book value per share before offering $ .01 Increase per share attributable to
             new investors                                    $1.35
      Net tangible book value per share after Offering        $1.36
      Dilution per share to new investors                     $1.14

      In addition, any sales by the selling securityholders of their shares for an amount less than that paid by the purchasers of the shares offered by MSC Group would result in a further dilution to the value of the purchaser's common stock.

      The following table sets forth, on a pro forma basis, the differences between existing shareholders and new investors in the offering with respect to the number of shares of common stock purchased from MSC
Group, the total consideration paid to MSC Group and the average price per share paid by existing shareholders and by new investors:

Assuming all shares sold:

                                                          Percentage
                             Percentage of                of Total    Average
                             Outstanding   Consideration  Considera-  Price per
                  Number     Shares        Paid           tion Paid   Share
                  --------   ------------  -------------  ----------  --------
Existing Shares   22,904,300    45.9%      $  4,139,350       5.8%    $0.1807
New Investors     27,000,000    54.1%        67,500,000      94.2%    $2.50
Total             49,904,300    100%       $ 71,639,350      100%     $1.44



                   USE OF PROCEEDS

        MSC Group is offering for sale 27,000,000 shares of its common stock at a gross price of $2.50 per share. The gross proceeds, assuming all shares are sold (and not including any deductions for commissions) will be $67,500,000. MSC Group will not receive any proceeds from the sale of the common stock by the selling securityholders. MSC Group expects to use the net proceeds from the offering as follows:

        Description                       Amount         Percentage of
                                                         Amount Raised

Investment in China QingDao
Industrial Design Centre (IDC)           $ 40,000,000         59.26%
  Consisting of:
    Land Cost             500,000
    Construction Cost   8,000,000
    Hardware Cost       8,000,000
    Software Cost      20,000,000 (1)
    Working Capital     3,000,000
    Other                 500,000

Investment in Protolex and marketing
of joint venture project                    8,000,000         11.86%

Research and development expenditure
for years 2003 through 2005                 7,000,000         10.37%

Set up of Europe offices and subsidiaries   2,000,000          2.96%

Set up of United States offices
and subsidiaries                            2,000,000          2.96%

Develop and set up of China offices
and subsidiaries  (Beijing, Shanghai,       5,000,000          7.41%
Jinan,QingDao and ShenZhen)

Expenditure for public trading listing        500,000          0.74%

Operating capital and other miscellaneous
expenditures                                3,000,000          4.44%

(1)     Software costs are estimated to consist of:

  IBM Catia license, 200 sets at $50,000 each     $10,000,000
  IBM Websphere/DB2 (for server, network, etc.)     7,000,000
  General Window/Microsoft license of IDC,
             3,000 sets at $1,000 each              3,000,000


                            DIVIDEND POLICY

        MSC Group presently does not intend to pay cash dividends on its common stock in the foreseeable future and intends to retain future earnings, if any, to finance the expansion and development of its business. Any future decision of its Board of Directors to pay dividends will be made in light of its earnings, financial position, capital requirements and other relevant factors then existing.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion is intended to provide an analysis of MSC Group's financial condition and results of operation and should be read in conjunction with MSC Group's financial statements and the notes thereto.
The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for the growth of MSC Group, trends in the results of MSC Group's development, anticipated development plans, operating expenses and MSC
Group's anticipated capital requirements and capital resources. MSC
Group's actual results could differ materially from the results discussed in the forward-looking statements.

     Although MSC Group believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to be correct.

Results of Operation

        The Company received its initial revenues in November, 2001 and had aggregate revenues for the year ended March 31, 2002 of $107,120 primarily from revenues generated by MSC Design Pte. Ltd. Aggregate revenues for the six-month period ended September 30, 2002 of $747,939 primarily generated by MSC Design Pte Ltd, MSC Automation, MSC Precision and MSC Technologies.

        The Company's activities have been financed primarily by the sales of its common stock. For the fiscal year ended March 31, 2001, capital contribution from the sale of the Company's common stock was $1,151,702. In the fiscal year ended March 31, 2002, the Company sold 2,404,300 shares of its common stock for which it received an aggregate of $2,996,583. In the six-month period ended September 30, 2002, MSC Group did not sell any of its shares.

        The Company's consolidated financial statements have been
presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of
business.   For the fiscal year ended March 31, 2002, the Company had a net loss of $2,164,650 and a negative cash flow from operations of $1,731,665. For the six-month period ended September 30, 2002 the Company had a net loss of $749,355 and a negative cash flow from operations of $629,991. At March 31, 2002, the Company had an accumulated deficit of $3,103,375 arising from general administration and start-up expenses and at September 30, 2002, the Company had an accumulated deficit of $3,852,729. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        MSC Group has provided for a bad debt allowance in the amount of $93,400 in its financial statements arising from monies advanced to a prior director of MSC Group. MSC Group is actively attempting to collect these funds.

Liquidity

        The Company anticipates that it will need to raise additional capital in the next twelve months to continue its plan of operations through the issuance of debt and/or equity securities. Management anticipates that operations will commence in 2003 which will generate revenues sufficient to meet operating overhead expenses. There is no assurance that revenues will commence by 2003, or ever, or if commenced, such revenues will be sufficient to cover expenses.

        Although management anticipates that operations in 2003 may generate revenues sufficient to meet operating overhead expenses, the Company anticipates that it may need to raise additional capital in the next twelve months through the issuance of debt and/or equity securities in order to continue its plan of operations. There is no assurance that revenues will commence by 2003, or ever, or if commenced, such revenues will be sufficient to cover expenses.

Capital Resources

        From any revenues or capital contributions it receives, if any, the Company intends to make investments in research and development and marketing of its products. The Company anticipates that by the year 2003, it will start development of audio and video products, motion controller cards, wireless PDAs and e-tablets, interacting software for machine to machine communication. Any such research and development is dependent upon the ability of the Company to generate revenue either through sale of its
securities or the start of the sale of its products.   In addition marketing
and research, the Company intends to spend funds, when and if available, on construction of a manufacturing and office complex and new equipment.

        There is no assurance that the Company can raise additional funds either through sales of its securities nor through additional sales of any of its products.

        MSC Group anticipates total research and development expenses for 2003 and 2004 of approximately $3,950,000 and $3,250,000 respectively.
MSC Group anticipates that in the year 2004 research and development expenses will drop because the development of these products will have been completed. MSC Group will work in the development of the motion controller cards. MSC Group anticipates that these products will be in full production by the year 2005. If MSC Group is unable to effect its offering of securities, it may fund its research and development through its operating funds. In such event, the timing of its anticipated research and development and subsequent production schedule would be slowed.

        There is no assurance that the Company can raise additional funds either through sales of its securities nor through additional sales of any of its products.

                                  MANAGEMENT

        The following table sets forth information regarding the members of MSC Group's board of directors and its executive officers:

        The Directors and Officers of the Company are as follows:

        Name                Age        Positions and Offices Held

        Tang Mang Cheah     40        Chief Executive Officer and Director
        Mok Siong Cheak     44        Chairman, President and Director
        Tan Cant Wee        27        Chief Financial Officer
        Chua Seng Kiat      53        Director

        MSC Group's directors hold office until the next annual meeting of its shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of MSC Group's directors and executive officers for at least the last five years.

        TANG MANG CHEAH was elected in November, 2002, to serve as Chief Executive Officer and a director of MSC Group. Since November
2002, Mr. Tang has served as the Group Managing Director of Tangsa Corporation Sdn Bhd in Malaysia, which is active in building construction, prefabricated steel truss construction, saw milling, timber trading, moldings and exports , and manufacturing of doors and windows. Mr. Tang also serves a director of:

        SBF Builders Sdn Bhd (a building construction company)
        Simpang Builders and Fabricators Sdn Bhd (prefabricated timber roof truss and building construction)
        Tinjau Permai Sdn Bhd (saw milling, timber trading, timber moldings, timber exports and manufacture of windows and doors)
        ISBT Sdn Bhd (Institute of Science, Business and Technology,
           Tertiary Education College)
        MAS Medicare (M) Sdn Bhd
        EZ-Care (M) Sdn Bhd
        MSC HiTech Beijing Co. Ltd.
        MSC Industrial Design Centre (Qingdao) Co. Ltd.

        Mr. Tang serves as the Vice President of Malaysia Wood Preservers Association. Mr. Tang is currently a member of the subcommittee for Review of Malaysia Standard MS 360. Mr. Tang holds a Bachelor Degree in Civil Engineering with first class honor from the University of Malaya.

        MOK SIONG CHEAK serves as President and Chairman of the Board of Directors of MSC Group. Mr. Mok has served as Chief Executive Officer and a director of Milling Systems since December, 1999. He is also currently the director and a shareholder in MSC Power (S) Pte Ltd which is involved in seeking new business ventures and performing venture capital funding activities. Prior to 1998, he served as the personal assistant to the Consul General of Vanuatu for Kuala Lumpur, Malaysia, in charge of consular activities in the South East Asia region. Mr. Mok has experience in the general management and business development for a number of companies in Malaysia. Mr. Mok presently serves as a Director of the subsidiaries of MSC Group companies in Singapore. In addition, he is a Director of MSC Marine (S) Private Limited, MSC Electro-mobiles Private Limited, and MSC Healthcare (S) Private Limited and is the owner of the following inactive companies, MSC HiTech (Beijing) Co., Ltd., MSC
Security Systems Pte. Ltd., MSC Wireless Pte. Ltd., MSC Logistic
Technologies Pte. Ltd., MSC Power (S) Pte. Ltd., MSC Engineering Group
Pte. Ltd. (formerly known as MSC Machining and Engineering Pte. Ltd.),
MSC Industries (Shanghai) Co., Ltd,  Beijing MSC Logistics  Technologies
Co., Ltd, MSC Ventures Group (S), Pte Ltd., Singapore, MSC Solar
Systems Private Ltd, MSC Rapid Prototyping (S) Pte Ltd.

        TAN CANT WEE serves as the Chief Financial Officer of MSC
Group. From 1996 to 2000, Mr. Tan was an external auditor with a public practice firm in Singapore with clients primarily in trading, construction, manufacturing and investment industries. In 2001, Mr. Tan moved into the media industry as an accountant and administrator for a Singapore firm. Mr. Tan graduated from University of Western Australia in 1995 and has obtained his professional qualification as a certified public accountant with the Australian Society of Certified Practising Accountants and Institute of Certified Public Accountants of Singapore. Mr. Tan is also a Chartered Accountant with Malaysia Institute of Accountancy.

        CHUA SENG KIAT was elected to serve as an independent director for MSC Group commencing November, 2002.  Mr. Chua served with The
Singapore Civil Service for more than 20 years in various positions including serving as Special Assistant to the Chairman of the Economic Development Board. Mr. Chua played an active role in the development of the Growth
Triangle Projects in Singapore.   In 1994, Mr. Chua retired from government
service and is currently the Chairman of Marienlyst Hotel Group in Denmark and serves as a director of Blue Canyon Country Club in Phuket, Thailand.
Mr. Chua also serves the Chairman of Business Angels Network (Southeast
Asia), a non-profit organization for promoting angel investing.   The
Business Angel Network is affiliated with the Business Angel Network in
Silicon Valley, California.   Mr. Chua graduated with a degree in economics
from The University of Singapore in 1971 and received a Master's Degree in Strategic Studies in 1976 from the Aberdeen University, Aberdeen, Scotland.

Key Man Life Insurance

        There is a key man life insurance policy on Mok Siong Cheak in the amount of $1,700,000 of which MSC Group is the beneficiary. No other policies of this nature are in effect at this time with respect to any other directors, officers or control persons.

Directors and Officers of Subsidiaries

        All of the MSC Group subsidiaries are wholly owned by MSC Group. The officers and directors of all the subsidiaries are the same, namely:

     Mok Siong Cheak     Direct or/President
     Tang Meng Cheah     Director/Chief Executive Officer
     Tan Cant Wee        Chief Financial Officer

Director Compensation

        Directors receive no cash remuneration for serving as directors of MSC Group. Each director has received 1,000,000 shares of stock annually for service to the Company and repayment of expenses incurred on Company business. Upon commencement of trading the securities of MSC Group, the directors will no longer receive 1,000,000 shares for their service. The board of directors will, at that time, determine an equitable compensation for its directors based on standard market practice.

        As of September 30, 2002, MSC Group owes $208,925 to directors consisting of $33,731 for directors fees, $84,856 for overpayment of the purchase of common stock and $90,338 for expenses paid by certain directors on behalf of MSC Group.

Executive Compensation

        No officer or director received compensation from MSC Group in excess of $100,000 during the fiscal year ended March 31, 2002.

             SUMMARY COMPENSATION TABLE

Name and Principal Position      Year          Salary

Mok Siong Cheak                  2001         $85,000
                                 2002        $100,000

Tang Meng Cheah                  2002         $15,000

        In addition to Mr. Mok's annual salary, MSC Group paid Mr. Mok $13,333 as a housing allowance for the years ended March 31, 2001 and March 31, 2002. MSC Group also agreed to reimburse Mr. Mok for traveling expenses if and when he travels overseas for business related to MSC Group.

Employment Agreements

        MSC Group's key executive officers have entered into employment agreements with the Company's subsidiary, Milling Systems.

Indemnification of Officers, Directors, Employees and Agents

        MSC Group's Certificate of Incorporation and bylaws provide that it shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of its officers or employees to whom it has agreed to grant indemnification.

        Section 145 of the Delaware General Corporation Law ("DCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director:

- for breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.

        The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by- laws, any agreement, vote of shareholder or otherwise.

        The effect of the foregoing is to require MSC Group to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to MSC Group's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.

        MSC Group has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of MSC Group to the fullest extent permitted by Delaware law.
In connection with MSC Group's indemnification obligations to such persons, MSC Group may make advances to cover a person's expenses provided that MSC Group receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to MSC Group's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, MSC Group has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of MSC Group's common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to the exercise of warrants or options held by the named securityholder.

        The following table sets forth as of March 31, 2002 each person known by MSC Group to be the beneficial owner of five percent or more of MSC Group's common stock and the directors and officers of MSC Group. Except as noted, the holder thereof has sole voting and investment power with respect to the shares shown.

                              Shares of Common stock      Percentage
                              of Shares                   of Class
Name, Position and Address    Beneficially Owned          Owned (1)
--------------------------    ------------------         -----------
Tang Mang Cheah (2)             8,100,000                   35.4%
Chief Executive Officer
   and Director

Mok Siong Cheak                 1,895,500 (3)                8.3%
Chairman, President,
   Director

Tan Cant Wee                        5,500                      *
Chief Financial Officer

Chua Seng Kiat                          0                      0%
Director

MSC Power (S) Pte. Ltd.         3,000,000                   13.1%

Global E-Trade Group            7,500,000                   32.7%
Limited

All executive officers and     10,000,500                   43.7%
directors as a group
(4 persons)
_____________
* Less than 1%

(1) Based upon 22,904,300 shares outstanding as of September 30, 2002.

(2) Includes 100,000 shares owned directly by Mr. Tang, 500,000 shares owned by Cybermate of which he is the sole owner and beneficial owner of its shares, and 7,500,000 shares of Global E-Trade Group, Ltd. of which he is the sole owner and beneficial owner of its shares.

(3) Includes 395,500 shares owned directly by Mr. Mok, and 1,500,000 shares of the 3,000,000 shares owned by MSC Power (S) Pte. Ltd. of which Mr. Mok is a 50% owner and of which he may be deemed the beneficial holder.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Legal services to MSC Group are provided by Cassidy & Associates whose principal , James M. Cassidy, is the controlling shareholder of TPG Capital Corporation, the holder of 500,000 shares of MSC Group shares and a selling shareholder.

             CONCURRENT SALES BY SELLING SECURITYHOLDERS

      This prospectus also relates to the offer and sale of up to 6,047,800 shares of common stock previously issued. Sales of the securities being offered by the selling securityholder, or even the potential of such sales, could have an adverse effect on the market price of the common stock, if a trading market is established by increasing the number of shares available in the public market for sale.

                     SELLING SECURITYHOLDERS

      MSC Group is registering for offer and sale by the holders thereof 6,047,800 shares of common stock held by securityholders. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors".

      MSC Group intends to apply to have its common stock quoted on the OTC Bulletin Board; however MSC Group's securities may not be accepted for quotation on the OTC Bulletin Board.

     All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

     The following table sets forth ownership of the securities of MSC
Group held by each person who is a selling securityholder.
                                                              Percentage
                                                              Of Shares
Name                          Number of      Shares Offered   Owned After
                              Shares Owned   For Sale         Offering(1)(2)
---------------------------   ------------   --------------   --------------

Tan Cant Wee, Chief Financial
      Officer                       5,500         5,500              0%
Gobal E-Trade Group Limited     7,500,000       750,000          29.47%
MSC Power (S) Pte Ltd           3,000,000       300,000          11.79%
Milling Systems &
     Concepts(M) Sdn Bhd        1,000,000       100,000           3.93%
All Success Enterprises Ltd     1,000,000       100,000           3.93%
Wee Yue Chew (former director)  1,000,000        50,000           4.15%(3)
Lee Keng Ho (former director)     890,000        89,000           3.50%(3)
Chan Tow Boon (former director)   500,000        50,000           1.96%(3)
TPG Capital Corporation           500,000       500,000              0%
Toh Da Jun                         50,000        50,000              0%
Bong Teck Keong                    12,000        12,000              0%
Ooh Bee Leng                        3,000         3,000              0%
Andrew Ho Kwok Yang                 4,000         4,000              0%
Ong Kim Hock                       50,000        50,000              0%
Poh Soon Teong                     20,000        20,000              0%
Tham Yuen Kong                     10,000        10,000              0%
Tan Kiah Wee                       20,000        20,000              0%
Lim Chiang Peng                    10,000        10,000              0%
Chua Kian Meng                      5,000         5,000              0%
Tang Soo Yuan                      10,000        10,000              0%
Boo Song Yong                      50,000        50,000              0%
Woon Yuet Lai Lainie               50,000         5,000              *(3)
Seow Teck Lim, Benjamin           100,000       100,000              0%
Lee Sui Kum                        50,000         5,000              *(3)
Wong Shih Chin                     50,000         5,000              *(3)
Lew Choon Tat                      50,000         5,000              *(3)
Chan Weng Khoon                    50,000         5,000              *(3)
Bey Heng Kiem                      10,000        10,000              0%
Tan Kok Woon                       40,000        40,000              0%
Lee Kim Lian, Juliana              50,000         5,000              *(3)
Wong Choon Nyin                    50,000         5,000              *(3)
Chris Kong Kit Mei                  2,000         2,000              0%
Wong Kum Yin                    1,000,000       100,000              *(3)
Lee Lay Sire                    1,000,000       100,000              *(3)
Lee Jenny                          10,000        10,000              0%
Siew Yeow Loye                      3,000         3,000              0%
Sio Siu Tian                       35,000        35,000              0%
Sio Siu Tian                        5,000         5,000              0%
Yap Khuan Joo                       3,000         3,000              0%
Cybermate Associates Ltd          500,000        50,000              *(3)
Sherman Yoke Mun Pang             195,000       195,000              0%
Susan Teresa Chiang Sui Kau        50,000         5,000              *(3)
Erh Bee Choo                        5,000         5,000              0%
Ho Lee Beng                        20,000        20,000              0%
Toh Choon Hock                      5,000         5,000              0%
Toh Kai Theng                       5,000         5,000              0%
Sim Lee Kheng                       5,000         5,000              0%
Tan Poh Fang                        5,000         5,000              0%
Chow Sui Sen Edwin                  2,000         2,000              0%
Toh Choon Kim                      10,000        10,000              0%
Yan Mun Luen, Peter                 8,000         8,000              0%
Ang Kong Chew                       6,000         6,000              0%
Lu Jun                              5,000         5,000              0%
Ng Poh Teck                         9,000         9,000              0%
Tan Weng Fatt                      10,000        10,000              0%
Ho Ser Cheon                       10,000        10,000              0%
Goh Puay Hin                        1,000         1,000              0%
Goh Mong Hock                      10,000        10,000              0%
Lam Yoke Sian                      10,000        10,000              0%
Lim Kok Hua                         7,000         7,000              0%
Lim Kok Tiong                      10,000        10,000              0%
Loh Yuk Siew                       10,000        10,000              0%
MD. Azhar B.Abd Rahim               1,000         1,000              0%
Ong Pang Chin                       1,000         1,000              0%
Toh Ah Chu                         10,000        10,000              0%
V. Radhakrishnan                    2,000         2,000              0%
Xu Shao Qing                        1,000         1,000              0%
Yu An Hua                           1,000         1,000              0%
Zainal Abidin B. Mohamad            5,000         5,000              0%
Lim Gim Chye                        5,000         5,000              0%
Lim Gim Khoon                       3,000         3,000              0%
Ong Kim Hock                        1,000         1,000              0%
Yip Ming Kin                        1,000         1,000              0%
Ong Bee Tin                         1,000         1,000              0%
Ong Siew Bee                        1,000         1,000              0%
Loh Sow Foong                       1,000         1,000              0%
Ho Mee Fong                         1,000         1,000              0%
Ho Mee Yoon                         1,000         1,000              0%
Ho Yoong Chan                       1,000         1,000              0%
Phang Ai Mui                        1,000         1,000              0%
Lim Choon Long                      1,000         1,000              0%
Phua Men Nee                        1,000         1,000              0%
Phua Kiam Pheng                     1,000         1,000              0%
Phua Kiam Eng                       1,000         1,000              0%
Ong Mee Lian                        2,000         2,000              0%
Lee Yong Tsui                       2,000         2,000              0%
Tan Shei Wah                       10,000        10,000              0%
Ng Ghee Chiew                      10,000        10,000              0%
Tang Soon Kwang                    10,000        10,000              0%
Foo Chek Piaw, Andrew               3,000         3,000              0%
Lau Boon Lee, Benjamin              2,000         2,000              0%
Choong Tsih Ming                    5,000         5,000              0%
Wendy Lim Hi Peng                   5,000         5,000              0%
Pang Mui Lee, Genevieve             1,000         1,000              0%
Leong Yoke Lin                      1,000         1,000              0%
Wee Siew Bee                        1,000         1,000              0%
Dorothy Seow Guek Neo               1,000         1,000              0%
Wong Ann Shiong                     6,000         6,000              0%
Carol Chan Lai Fong                 5,000         5,000              0%
Chan Lai Khan                       5,000         5,000              0%
Chin Yen                            5,000         5,000              0%
Hoo Ah Moy @ Ho Choi Sim            3,000         3,000              0%
Wong Loke Khoon                     2,000         2,000              0%
Stanley Christiphor                 1,000         1,000              0%
Fiona Ho May Yean                   1,000         1,000              0%
Jessie Pang Pheck Kiang             2,000         2,000              0%
Leong Kum Chuen                     1,000         1,000              0%
Charina Pang Mui Lian               4,000         4,000              0%
Ooi Kiat Ho                         1,000         1,000              0%
Hannah Han Teng Fang                1,000         1,000              0%
Rosemary Tan Swee Lin               1,000         1,000              0%
Geffrey Chan Chee Seng              1,000         1,000              0%
Lee Wan Khim                       10,000        10,000              0%
Low Chuey Ying                     10,000        10,000              0%
Tiew Lian Eng                      10,000        10,000              0%
Koh Chwee Peng, Linda               6,000         6,000              0%
Chae Foong Kue                      5,000         5,000              0%
Low Weng Tong                       5,000         5,000              0%
Tan Huey Ling                       7,000         7,000              0%
Ng Hwee Heng                        1,000         1,000              0%
Tiong Yee Min, Danny                1,000         1,000              0%
Low Wai Thong                       1,000         1,000              0%
Lam Lai Kheen                       1,000         1,000              0%
Lee Mui Suan                        5,000         5,000              0%
Lee Moi Keow                        5,000         5,000              0%
Lee Wan Kheng                       5,000         5,000              0%
Goh Tjun Huat                       5,000         5,000              0%
Loh Keang Hoong, Jimmy              5,000         5,000              0%
Choo Choong Wah                     5,000         5,000              0%
Lun Eng Choo                        5,000         5,000              0%
Henry Tan Eng Kwee                  2,000         2,000              0%
Chiang Teck Seng                    8,000         8,000              0%
Low Wing Cheong                     5,000         5,000              0%
Tan Kean Chee                       5,000         5,000              0%
Chiew Yuen Chuen                    5,000         5,000              0%
Wong Ai Fong                        5,000         5,000              0%
Aw Sieow Hiang                      5,000         5,000              0%
Chow Seow Woon                      5,000         5,000              0%
Jane Chow Li Kien                   5,000         5,000              0%
Stephen Tan Peng Meng               5,000         5,000              0%
Ng Moi Suan                         5,000         5,000              0%
Lim Geok Min                        5,000         5,000              0%
Tan Leong Heng                     10,000        10,000              0%
Ng Boon Chai                        2,000         2,000              0%
Lim Kay Yeow                        4,000         4,000              0%
Yeo Boon Cheng                      5,000         5,000              0%
Bong Lai Kuen                       2,000         2,000              0%
Aloysius Fong Chung Sun             5,000         5,000              0%
Ho Suo Wan                          5,000         5,000              0%
Ho Kai Ling, Katherine              1,000         1,000              0%
Tan Kim Choo                        5,000         5,000              0%
Goh Hui Kheng                       5,000         5,000              0%
Sukumaran Subbiah                  10,000        10,000              0%
Ng Suh Cheng                        1,000         1,000              0%
Thian Sze Keen Patrick             10,000        10,000              0%
Ann Marie Lim Yu Yin                1,000         1,000              0%
Charles George Lim Koon Giap        5,000         5,000              0%
Yeo Eng Hiang                      10,000        10,000              0%
Ng Wai Keong Timothy                3,000         3,000              0%
Wong Kok Yee                       10,000        10,000              0%
Loh Kar San                         5,000         5,000              0%
Chua Keng Hup                       4,000         4,000              0%
Ng Siew Ling                        1,000         1,000              0%
Tay Poh Cheng                       1,000         1,000              0%
Teo Mui Cheng                       1,000         1,000              0%
Kor Poh Leng                        7,000         7,000              0%
Chin Jee Kin                        1,000         1,000              0%
Leonard Ku Weng Aun                 1,000         1,000              0%
Lim Chong Kiat                     10,000        10,000              0%
Christine Low Swee Hwa             10,000        10,000              0%
Chang Sek Yew                       2,000         2,000              0%
Phua Kok Yeong                      2,000         2,000              0%
Esther Margaret James               2,000         2,000              0%
Chang Cheng Sum                     1,000         1,000              0%
Tay Yak Mong Richond                2,000         2,000              0%
Yong May Shen Valerie               2,000         2,000              0%
Boon Yee Yen                        8,500         8,500              0%
Ong Boy Eng                         7,000         7,000              0%
Yong Cher Yian                      1,000         1,000              0%
Yong Ngoon Lan                      3,000         3,000              0%
Yong Choo Mee                       3,500         3,500              0%
Sek Mei Ling                          500           500              0%
Liaw Pei Feng                         500           500              0%
Zee Yoke Lan                          500           500              0%
Poh Hwee Been                         500           500              0%
Chong Lee Soong                     2,000         2,000              0%
Tan How Yong                        2,000         2,000              0%
Chan Yoke Ling                      2,000         2,000              0%
Cheong Li Peng                      2,000         2,000              0%
Tan Kim Inn                         2,000         2,000              0%
Yeo Wee Liat                        1,000         1,000              0%
Yeo Chak Khiam                      1,000         1,000              0%
Yeo Chak Khng                       1,000         1,000              0%
Yeo Chai Phuan, Alfred              3,000         3,000              0%
Mrs. Yeo Chai Phuan Nee Chou
      Meow Khim,Fiona               2,000         2,000              0%
Khaw Hoe Guan                       4,000         4,000              0%
Tan Swee Keng                       4,000         4,000              0%
Khor Eng Guan                       1,000         1,000              0%
Looi Choong Bay @ Looi Choon Ai     1,000         1,000              0%
Tan Swee Fong                       1,000         1,000              0%
Wong Chee Chook @ Wong Kiow Chin    1,000         1,000              0%
Ree Chooi Hong                      2,000         2,000              0%
Abdul Rahim Bin Adam                1,000         1,000              0%
Peter Lee Tiam Chye                 1,000         1,000              0%
Wong Kam Weng                       2,000         2,000              0%
Chu Hock Ching                      2,000         2,000              0%
Lee Chee Vui                       20,000        20,000              0%
Shek Jon Yuk                       10,000        10,000              0%
Chiang Lian See                     8,000         8,000              0%
Chiang Soo Fan                      3,000         3,000              0%
Woon Sze Chong                      1,000         1,000              0%
Ngow Lan Nui                        1,000         1,000              0%
Liew Chooy Fatt                     1,000         1,000              0%
Aai Sheau Feng                      1,000         1,000              0%
Aai Sheau Ye                        1,000         1,000              0%
Loh Lai Foong                       1,000         1,000              0%
Cheong Wai Ming                     1,000         1,000              0%
Chan Lee Loon                       6,000         6,000              0%
Ho Swee Peng                        3,000         3,000              0%
Hor Swee Aun                        3,000         3,000              0%
Deng Heng Fatt                      1,000         1,000              0%
Lim Yoke Lee                        1,000         1,000              0%
Lim Pau Ming                        1,000         1,000              0%
Yap Kok Seng                        1,000         1,000              0%
Kuzani Dadameah Bin Zulkiflee       1,000         1,000              0%
Lim Yet Lee                         1,000         1,000              0%
Yap Kok Onn                         1,000         1,000              0%
Palanimmah Mutu                     1,000         1,000              0%
Wong Mei Leng                       1,000         1,000              0%
Chan Yong Mei @ Yong Mee            1,000         1,000              0%
Phang Hei Hah                       1,000         1,000              0%
Lee Hou Fai                         1,000         1,000              0%
Lee Shook Mun                       1,000         1,000              0%
Natalie Chin Hui Ying               1,000         1,000              0%
Pah Hei Ee                          1,000         1,000              0%
Chan Beng Lok                       1,000         1,000              0%
Tan Gee Sing                        2,000         2,000              0%
Tan Kia Jin                         2,000         2,000              0%
Christina Tan Jee Meng              2,000         2,000              0%
Soh Yee Haw                         2,000         2,000              0%
Soh Ee Bin                          2,000         2,000              0%
Mrs. Sum Tet Syn, Susan             2,000         2,000              0%
Lim Cher Hong                       2,000         2,000              0%
Lim Poh Nguik                       2,000         2,000              0%
Wu Ker Tze                          2,000         2,000              0%
Margaret Koh Ah Eng                 2,000         2,000              0%
Wu Wei Chiang, Shamuel              2,000         2,000              0%
Angelin Chua Bee Lian               1,000         1,000              0%
Ou Leh Hon                          1,000         1,000              0%
Wee Kian Sing                       1,000         1,000              0%
Seck Poh Jeng                       1,000         1,000              0%
Woo Poon Choong                    40,000        40,000              0%
Lee Kim Wang                       30,000        30,000              0%
Chark, Brenda Yuk Ying              6,000         6,000              0%
Yuen Mei Ling                       5,000         5,000              0%
Chong Lai Peng                      1,000         1,000              0%
Wong Poh Chin                       2,000         2,000              0%
Chong Mei Leng                      2,000         2,000              0%
Yip Ah Mooy                         2,000         2,000              0%
Lim Yoke Lee                        2,000         2,000              0%
Phang Hei Hah                       5,000         5,000              0%
Mohamed Saleh Gomu                  1,000         1,000              0%
Woo Poon Choong                     9,000         9,000              0%
Betty Boey                         20,000        20,000              0%
Ooh Bee Leng                      100,000       100,000              0%
Goh Siew Toh                          500           500              0%
Mabel Teo Lee Hia                     500           500              0%
Fong Lai Ping                         500           500              0%
Krishna Damodar Kaslikar              500           500              0%
Lim Kim Tian                          500           500              0%
Foo Chuan Feng                        500           500              0%
Loo Tian Choi                         500           500              0%
Tan Ngiap Hong                        500           500              0%
Ong Mee Lian                          500           500              0%
Richard Yee Kein Fei                  500           500              0%
Zhang Xiao Ping                       500           500              0%
Fan Hua                               500           500              0%
Jiang Jia Hua                         500           500              0%
Chew Boon Ngi                         500           500              0%
Low Kok Ching                         500           500              0%
Chen Shun Sheng                       500           500              0%
Huang Jun Hui                         500           500              0%
Wang Sheng Fei                        500           500              0%
Kok Yew Sing                          500           500              0%
Ooi Yoke Liew                         500           500              0%
Lee Nyok Chian                        500           500              0%
Adeline Wee Lian Chooi                500           500              0%
Ha Yat Kuan                           500           500              0%
Foo Yong Fook                         500           500              0%
Tan Ying Yee                          500           500              0%
Tan Chen Hong                         500           500              0%
Edward Leong Tet Fei                  500           500              0%
Yu Min                                500           500              0%
Tan Li Ying                           500           500              0%
Syed Rizwan Ali                       500           500              0%
Tan How Yong                          500           500              0%
Lin Chee Hoe                          500           500              0%
Teo Bee Nah                           500           500              0%
Chok Ming Lee                         500           500              0%
Chinnappan Babu                       500           500              0%
Kandikonda Sreenivasulu               500           500              0%
Lim Yoke Peng                         500           500              0%
Chung Yok Yeng                        500           500              0%
John Peter Paul                       500           500              0%
Chong Lee Soong                       500           500              0%
Tee Wai Kiat                        2,000         2,000              0%
Serene Yap Ah Gek                     500           500              0%
Lee Siow Hoe                          500           500              0%
Ong Ta Kiong                          500           500              0%
Boo Song Yong                         500           500              0%
Tay Kim Lian                          500           500              0%
Chua Lay Guat                         500           500              0%
Lee Meng Hee                          500           500              0%
Lim Weng Keng                         500           500              0%
Hooi Ka Mei                           500           500              0%
Chong Yew Hing                     75,000        75,000              0%
Toh Da Jun                         75,000        75,000              0%
Poh Soon Teong                     75,000        75,000              0%
Bong Teck Keong                    75,000        75,000              0%
Mohd Zabel Bin Razali               1,000         1,000              0%
Ooh Poh Chai                        1,000         1,000              0%
Serene Yap Ah Gek                   1,000         1,000              0%
Pee Lay Sim                           500           500              0%
Gan Lay Hong                          500           500              0%
Chen Yoon Siam                      1,500         1,500              0%
Yong Sat Lan                        1,000         1,000              0%
Karen Tan Sze Ching                 1,000         1,000              0%
Kwok Seok Teng, Joanna              1,000         1,000              0%
Tania Chew Min Chuin                1,000         1,000              0%
Freda Ong Yen Leng                  1,000         1,000              0%
Teo Li Ming Tammy                   1,000         1,000              0%
Yeo See Chin Adeline                1,000         1,000              0%
Wong Khiong Seng                    1,000         1,000              0%
Katherina Juma'at                   1,000         1,000              0%
Ong Hsin Ee, Marie                  1,000         1,000              0%
Lim Boon Neo May Anne               1,000         1,000              0%
Tan Ah Too                            500           500              0%
Au Choon Chuen                      1,000         1,000              0%
Cheah Synn-Wei, David               2,000         2,000              0%
Chiang Li Chun, Amanda              2,000         2,000              0%
Teo Ruby                            2,000         2,000              0%
Cheah Li-Fen, Sherrianne            2,000         2,000              0%
Tan Leng Ngor                       2,000         2,000              0%
Eva Fuhrmann                        2,000         2,000              0%
Cheah Phee Bok                      4,000         4,000              0%
Woon Chee Keong                     2,000         2,000              0%
Woon Mei Foong                      2,000         2,000              0%
Wong Yoke Lan                       2,000         2,000              0%
Normala Bt Maarof                   1,000         1,000              0%
Lo Shyue Wei                          500           500              0%
Lo Shyue Lee                          500           500              0%
Lo Shyue Huar                         500           500              0%
Loo Kim Eng @ Loo Kim Ling          1,000         1,000              0%
Ng Bee Hooi                         1,000         1,000              0%
Loh Kim Kiap                        1,000         1,000              0%
Loh Kim Mey                         1,000         1,000              0%
Lim Eng Huat                        2,000         2,000              0%
Tai Choon Keat                        500           500              0%
Tee Ah Ba @ Tai Ah Seng               500           500              0%
Ooi Hock Ho                           500           500              0%
Ooi Ah Sim                            500           500              0%
Ooi Guat Lee                          500           500              0%
Ooi Baby                              500           500              0%
Ooi Poh Yan                           500           500              0%
Keng Chin Hua                         500           500              0%
Molly Ooi                             500           500              0%
Tan Sue Ann                           500           500              0%
Lim Teck Kon                          500           500              0%
Wee Lee Mui                           500           500              0%
Cheang Khuan Fong                     500           500              0%
Gan Eng Tien                        1,000         1,000              0%
Gan Eng Joo                         1,000         1,000              0%
Gan Eng Hong                        1,000         1,000              0%
Tan Siew Kiok                       1,000         1,000              0%
Chan Kim Peng                       1,000         1,000              0%
Hiew Wan Ying                         500           500              0%
Hiew Keng Ying                        500           500              0%
Er Kim Her                            500           500              0%
Er Kim Guan                           500           500              0%
Er Kah Yew                            500           500              0%
Clement Eng K M                     1,000         1,000              0%
Wong Tik Ying                       1,000         1,000              0%
Serena Wee Hui Yan                  1,000         1,000              0%
Yvonne Chong Kee Yann               1,000         1,000              0%
Wee Peng Heng                       1,000         1,000              0%
Clifford Eng K F                    1,000         1,000              0%
Yeo Yoke Kam                        1,000         1,000              0%
Raymond Wee Sian Wen                1,000         1,000              0%
Aloysius Wee Meng Seng              1,000         1,000              0%
Irene Chan Pheck Mui                1,000         1,000              0%
Toh Ban Lee                         3,000         3,000              0%
Lan Siew Kan                        3,000         3,000              0%
Loh Nyuk Ding                       3,000         3,000              0%
Tse Man Kam                         3,000         3,000              0%
Chua Min Soon                       5,000         5,000              0%
Chua Ah Leck                        5,000         5,000              0%
Tan Peng Seng                       5,000         5,000              0%
Sim Ai Ai                           5,000         5,000              0%
Wang Xia Wei                        5,000         5,000              0%
Wang Ye                             5,000         5,000              0%
Lim Sian Sheong                     3,500         3,500              0%
Quek Ah Hong                        3,500         3,500              0%
Lim Siew Tan                        3,000         3,000              0%
Ng Ming Hoe                           500           500              0%
Chua Len Che                          500           500              0%
Ong Choon Suan                        500           500              0%
Lee Hock Seong                        500           500              0%
Tee Boon Chew                       2,000         2,000              0%
Chen Hooi Teng                      2,000         2,000              0%
Goh Ai Leng                         2,000         2,000              0%
Tee Boom Ping                       2,000         2,000              0%
Ng Kwui Eng                         1,000         1,000              0%
Tee Tai Chua                        1,000         1,000              0%
Sunny Teo Lian Boon                 1,000         1,000              0%
Tee Pee Fen                         1,000         1,000              0%
Er Giok Lin                           500           500              0%
Hew Heng Fah                        2,000         2,000              0%
Sai Ah Hian                         1,000         1,000              0%
Soh Swee See                        1,000         1,000              0%
See Wan Seng                        1,000         1,000              0%
Wong Wee Kit                        1,000         1,000              0%
Lim Huat Chye                       1,000         1,000              0%
Tee Pee Tsuey                       2,000         2,000              0%
Chan Tow Chai                       2,000         2,000              0%
Loo Kim Moi                         2,000         2,000              0%
Chin Sum Seng                       2,000         2,000              0%
Chin Yuat Fun                       2,000         2,000              0%
Lai Wing Chung                      2,000         2,000              0%
Chan Mi Mi                          2,000         2,000              0%
Chiam Soon Song @ Chan Soon Song    3,000         3,000              0%
Chin Yuet Yoon                      4,000         4,000              0%
Lee Keng Gin                        2,000         2,000              0%
Giam Boon Cheng                     1,000         1,000              0%
Giam Li-Shing Garrie                1,000         1,000              0%
Leong Siew Chun                     1,000         1,000              0%
Cheah Li Mei Trina Anne             1,000         1,000              0%
Lim Hui Lan                         1,000         1,000              0%
Seow Chin Chia                      1,000         1,000              0%
Seow Tien Pheng                     1,000         1,000              0%
Ng Keng Hong                        1,000         1,000              0%
Seow Lay Lay                        1,000         1,000              0%
Tee Yong Huay                       1,000         1,000              0%
Chen Shuling                        1,000         1,000              0%
Patsy Tan Chai Seng                 1,000         1,000              0%
Tan Sai Hoe                         1,000         1,000              0%
Woon Chee Kong                      1,000         1,000              0%
Lim Chin Chin                       1,000         1,000              0%
Lim Guan Ming                       1,000         1,000              0%
Lee Boon Weng                       1,000         1,000              0%
Lim Chin Lock                       1,000         1,000              0%
Susan Tan                           1,000         1,000              0%
Tan Lian Na                         1,000         1,000              0%
Stephine Choo Su Ling               1,000         1,000              0%
Samantha Choo Su-Yen                1,000         1,000              0%
Mavis Joyce Choo                    1,000         1,000              0%
Choo Teck Yong                      1,000         1,000              0%
Neo Soek Ying                       1,000         1,000              0%
Lieu Mee Chean                      1,000         1,000              0%
Lim Chui Lian                       1,000         1,000              0%
Neo Wee Suan                        1,000         1,000              0%
Neo Seok Hui                        1,000         1,000              0%
Lee Wei Ming                        1,000         1,000              0%
Kho Choon Wah                       1,000         1,000              0%
Tan Yan Teck                          500           500              0%
Lee Boon Kok Thomas                   500           500              0%
Foo Hui Yuen Vivienne                 500           500              0%
Freddie Yeo Eng Hock                4,000         4,000              0%
Susan da Cunha                      1,000         1,000              0%
Tan Sai Eng                         1,000         1,000              0%
Pang Nghee Liang Martin             1,000         1,000              0%
Soh Su-Lynn Sharon                  1,000         1,000              0%
Lee Hew Mun John Fergus             2,000         2,000              0%
Lim Siew Hong Priscilla             2,000         2,000              0%
Lee Hing Mun Michael                  500           500              0%
Lita Chew Hui Tjien                   500           500              0%
Loo Chee Leong                        500           500              0%
Yong Chui Wah                         500           500              0%
Robert Fung                         1,000         1,000              0%
Yeo Eng Wah                         1,000         1,000              0%
Yet Kin Chee                        1,000         1,000              0%
Neo Siew Yong                       1,000         1,000              0%
Joseph D'aranjo                     1,000         1,000              0%
Joanne D'aranjo                     1,000         1,000              0%
Tan Heng Cheng Darren               2,000         2,000              0%
Angela Yong Guek Cheng              2,000         2,000              0%
Satoshi Kobayashi                   2,500         2,500              0%
Jun Kobayashi                       2,500         2,500              0%
Priscilla Soh Li Hoon               1,000         1,000              0%
Freddy Seow Teck Huat               1,000         1,000              0%
Low Hwee Lang                       1,000         1,000              0%
Toh Ching Sun                       1,000         1,000              0%
Toh Boon Chong                      1,000         1,000              0%
Toh Boon Guan                       1,000         1,000              0%
Goh Sew Gek                           500           500              0%
Tony Lioe Hun Thauw                 1,000         1,000              0%
Ho Poh Chuan                        2,000         2,000              0%
Chan Wan Yi Mildred                   500           500              0%
Joey Lim-Kng Beng Yan               1,000         1,000              0%
Wee Shih Ding                       2,000         2,000              0%
Chan Kim Koon                      10,000        10,000              0%
Chng Eng Kang                      10,000        10,000              0%
Koh Chee Siong                     10,000        10,000              0%
Tan Kim Leng                        6,000         6,000              0%
Chang Geng                         10,000        10,000              0%
Pang Song Nguan                     3,800         3,800              0%
Yu HaoBo                            3,000         3,000              0%
Chin Peak Yoke                      1,000         1,000              0%
Yew Foong Chan                      1,000         1,000              0%
Tan Cheow Yan                       1,000         1,000              0%
Lok Yat Foong                       1,000         1,000              0%
Yeap Siew Kim                       1,000         1,000              0%
Chin Siew Fei                       1,000         1,000              0%
Low Anai                            1,000         1,000              0%
Chin Chee Keong                     1,000         1,000              0%
Tan Ying Yee                        1,000         1,000              0%
Goh Hian Jin                        1,000         1,000              0%
Tan Chen Hong                       2,000         2,000              0%
Tang Kwang Hui                      1,500         1,500              0%
Tan Li Ying                         2,000         2,000              0%
Wong Tham Soon                      1,000         1,000              0%
Chia Cher Khiang                    8,000         8,000              0%
Teoh Eng Seong                      7,000         7,000              0%
Tan Teck Guan                       5,000         5,000              0%
Jiang Xiao Wei                      5,000         5,000              0%
Lisa Goh Mui Hia                   10,000        10,000              0%
Liang Chong Kang                    7,000         7,000              0%
Ng Poh Beng                        15,000        15,000              0%
Ng Ka Ling                         15,000        15,000              0%
Tan Siew Lin                       15,000        15,000              0%
Michael Yang Chee Hoong            25,000        25,000              0%
Lim Fung Chee                     300,000       300,000              0%
Chan Tuck Hoong                    42,000        42,000              0%
Chan Ji-Quandt                      1,000         1,000              0%
Chan Eu-Khin                       71,000        71,000              0%
Chow Sook Ping                      1,000         1,000              0%
Chai Lai Thai                       5,000         5,000              0%
Selina Low Mei Yuet                 1,000         1,000              0%
Ow Yew Sim                          1,000         1,000              0%
Lee Sim Hee                         1,000         1,000              0%
Kua Aing                            2,000         2,000              0%
Khong Kim Hoong                     5,000         5,000              0%
Tan May Boon Angela                 1,000         1,000              0%
Chong Ee Rong                       1,000         1,000              0%
Tan Koon Choo                       2,000         2,000              0%
Sia Tian Soong                     50,000        50,000              0%
Soo Beng Kiang                     10,000        10,000              0%
Lim Soo Chin                        3,000         3,000              0%
Benny Tan Swee Hock                10,000        10,000              0%
Quek Kah Wing                       2,000         2,000              0%
Wong Tuck Cheong                    2,000         2,000              0%
Cheong Cheng Lock Lucky             3,000         3,000              0%
Brian Lum                           1,000         1,000              0%
Chow Shid Yuih                      1,000         1,000              0%
Aishath Liusha Ahmed Abdullah       1,000         1,000              0%
Michael Lau Kwong San              10,000        10,000              0%
Yap Chen Leong                      1,000         1,000              0%
Francis Joseph O'Neill             40,000        40,000              0%
Choo Boo Cheng                      3,000         3,000              0%
Oon Peck Kee                        2,000         2,000              0%
Oon Yen Nee                         4,000         4,000              0%
Soong Mun Wai                       3,000         3,000              0%
Cheah Thean Lye                     2,000         2,000              0%
Tan Moh Leong                       3,000         3,000              0%
Woo Yoke Fong                       9,000         9,000              0%
Tan Jing Fen                        3,000         3,000              0%
Philip Zerrillo                    12,000        12,000              0%
Edward A. Theseira                  5,000         5,000              0%
Yap Saw Wan                        20,000        20,000              0%
Lim Liang Suan Patricia             1,000         1,000              0%
Justin Yang Yu Tsiung               3,000         3,000              0%
William Leong Jee Keen             10,000        10,000              0%
Yung Ng Seng                        2,000         2,000              0%
Ralph Curzon                        2,000         2,000              0%
Tan Choon Soon                     30,000        30,000              0%
Woo Yau Khuen                       8,000         8,000              0%
Tan Siew Kwei                      10,000        10,000              0%
Lim Kwee Hiang                     10,000        10,000              0%
Khong Lai Yoong                     5,000         5,000              0%
Maria C. Valerio                    5,000         5,000              0%
Thomas Kong Thau Khiong             2,000         2,000              0%
Lim Pang Loong                      5,000         5,000              0%
Patrick Donald Archibald            1,000         1,000              0%
Angela Yeo Suat Sian                1,000         1,000              0%
Ong Chong Hock                      5,000         5,000              0%
Cecilia Yang Nee Toh Kwee Wan      36,000        36,000              0%
Lim Chea Ngo                        8,000         8,000              0%
Ng Lee Lee                         12,000        12,000              0%
Lee Teck Seng                       7,000         7,000              0%
Yeo Jui Hwa                        17,000        17,000              0%
Yew Soo Boon                        7,000         7,000              0%
Ooi Li-Lian                           500           500              0%
S Sivaguru                          5,000         5,000              0%
Lee Keng Gin                       15,000        15,000              0%
Ee Beng Guan                       40,000        40,000              0%
Carl Kao                            3,000         3,000              0%
Lee Sim Hee                         9,000         9,000              0%
Tan Jing Fen                        2,000         2,000              0%
Sia Ban Lan                         1,000         1,000              0%
Cheah Thean Lye                     3,000         3,000              0%
Loh Fook Chai                      13,000        13,000              0%
Ngan Shoo Moi                      12,000        12,000              0%
Justin Yang Yu Tsiung               1,000         1,000              0%
Goh Toh Yong                        1,000         1,000              0%
Yap Yee Hoo                       110,000       110,000              0%
Yap Yee Hoo                       100,000       100,000              0%
Wu Ghee Kean                        2,000         2,000              0%
EC Trust (Labuan) Sdn Bhd           3,000         3,000              0%
Azizi Yom Ahmad                    70,000        70,000              0%
Quah Hoe Phang @ Stephen Quah      30,000        30,000              0%
Cheng Choy Foong                   20,000        20,000              0%
Ng Wai Man                         20,000        20,000              0%
So, Siu Lai Mandy                  15,000        15,000              0%
Cheng, Kenneth Por                 10,000        10,000              0%
Poon Chun Ming                     10,000        10,000              0%
Cheng Ka Po, Maria                 20,000        20,000              0%
Lau, Francis                       10,000        10,000              0%
Shih, Hsiao Lan                     5,000         5,000              0%
Lim Soon Guan                      10,000        10,000              0%
Chan Teck Hock                     10,000        10,000              0%
Gan Joh Wei                           500           500              0%
Michael Yang Chee Hoong            48,000        48,000              0%
Cheng Choy Foong                   15,000        15,000              0%
Alburn Selvam William               5,000         5,000              0%

*     Less than 1%
(1)   Assuming all shares offered for sale are sold.
(2)   Based on 22,904,300 shares outstanding.
(3) These shares are subject to restrictions on dividends, bonus and splits and may be subject to annual volume restrictions on sale.

      In the event a selling securityholder receives payment from sales of their shares, MSC Group will not receive any of the proceeds from those sales. MSC Group is bearing all expenses in connection with the registration of the selling securityholder's shares offered by this prospectus.

      The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, MSC Group has made undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, MSC Group has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

DESCRIPTION OF SECURITIES

Common Stock

      MSC Group is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 22,904,300 shares was outstanding as of the date of this prospectus.

      Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of MSC Group, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

      Holders of common stock have no preemptive rights to purchase
MSC Group's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. MSC Group may issue additional shares of common stock which could dilute its current shareholder's share value. If additional funds are raised through the issuance of common stock, there may be a significant dilution in the value of MSC Group's outstanding common stock. The issuance of all or part of MSC Group's remaining authorized common stock may result in substantial dilution in the percentage of the common stock held by MSC Group's shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by MSC Group's investors.

No Trading Market

      There is currently no established public trading market for MSC Group's securities. A trading market in MSC Group's securities may never develop. MSC Group intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future MSC Group meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission. If for any reason MSC Group's common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Preferred Stock

      MSC Group is authorized to issue 20,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of MSC Group without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The authority of the board of directors to designate preferences and issue preferred stock without shareholder consent may also have a depressive effect on the market price of MSC Group's common stock even prior to any designation or issuance of the preferred stock. At present, MSC Group has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Additional Information Describing Securities

      Reference is made to applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading of Shares

      There are no outstanding options, options to purchase, or securities convertible into shares of MSC Group's common stock other than the securities described herein. MSC Group has not agreed with any shareholders, to register their shares for sale, other than in this registration. MSC Group does not have any other public offerings in process or proposed.

Admission to Quotation on Nasdaq SmallCap Market or OTC Bulletin
Board

      MSC Group intends to apply for quotation of its securities on the OTC Bulletin Board. If MSC Group's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, MSC
Group's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board MSC Group's securities will trade on the OTC
Bulletin Board until a future time, if at all, that MSC Group applies and qualifies for admission to quotation on the Nasdaq SmallCap Market.
MSC Group may not now and it may never qualify for quotation on the OTC Bulletin Board or accepted for listing of its securities on the Nasdaq SmallCap Market.

      To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

     (1) be registered under the Exchange Act;

     (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

     (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

     (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

     (5) have a minimum bid price of $4.00 per share; and

     (6) have at least 300 beneficial shareholders.

      One or more broker-dealers may be the principal market makers for the shares being offered. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced, positively or negatively, by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued. Various factors, such as MSC Group's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of MSC Group's securities.

Penny Stock Regulation

      Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell MSC Group's common stock. The foregoing required penny stock restrictions will not apply to MSC Group's common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports to Shareholders

      MSC Group will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. MSC Group may issue other unaudited interim reports to its shareholders as it deems appropriate.

                            PLAN OF DISTRIBUTION

Arbitrary Determination of Offering Price

      The initial offering price of the shares being offered by MSC Group has been determined arbitrarily by it. Among the factors considered were MSC Group's potential operations, current financial conditions and financial requirements, estimates of its business potential and prospects, prospects for economic improvement, the general condition of the equities market, and other factors.

Limited State Registration

      MSC Group will qualify or register its sales of the shares in a limited number of states. It will not accept subscriptions from investors resident in other states.

Sale of the Shares and Sales Outside the United States

      The shares are being offered by MSC Group. MSC Group anticipates that its executive officers will primarily sell the shares.
No sales commission will be paid to any officer or director. MSC Group anticipates that the shares will be sold primarily in Malaysia, Singapore, Hong Kong and the Middle East. At this time, no arrangements or agreements have been made with any broker in any of these regions to sell the shares for MSC Group.

      MSC Group will pay all expenses incurred in connection with the offer and sale of its shares by its officers and directors.

No Minimum Offering Amount

      There is no minimum offering amount that must be achieved before funds will be used by MSC Group. Funds received from sale of the shares by MSC Group will be immediately available for use by MSC Group.

Use of a Broker-Dealer

      MSC Group may locate a broker-dealer who may offer and sell the shares on terms acceptable to it. If MSC Group determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. MSC Group anticipates that in all event it would not pay in excess of 10% as a sales commission for any sales of the shares. If a broker-dealer were to sell the shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and MSC Group would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between it and such potential broker-dealer. In addition, MSC Group would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. Currently, MSC Group has no agreements or understandings with any broker-dealer to offer its shares for sale.

      In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

Sale of the Selling Securityholder Shares

      After effectiveness of the registration statement of which this prospectus is a part, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them. Of the 6,047,800 shares of common stock registered in this prospectus, 1,100,000 shares of common stock are held by officers, directors or affiliates of MSC Group.

      MSC Group will not receive the proceeds of any sale of shares by the selling securityholders. The common stock offered by the selling shareholders may be sold from time to time directly by them in separate transactions at prevailing market prices or privately negotiated prices.
The selling securityholders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the common stock by the selling securityholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods, or by other means. Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of the common stock.

      At the time a particular offer is made by or on the behalf of the selling securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the selling securityholder shares purchased from the selling securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

      The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out their short positions. The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.

      The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities not covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      MSC Group will pay all of the expenses incident to the registration of the shares for sale by the selling securityholders (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Sales by Affiliates

      Sales by affiliates of shares of MSC Group common stock are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of MSC Group that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if MSC Group's securities are trading on the Nasdaq Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

Resales of the Securities under State Securities Laws

     The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange
Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.

     If MSC Group meets the requirements of the OTC Bulletin Board it will apply for listing thereon. When and if it should qualify, if ever, it intends to apply for quotation of its securities on the Nasdaq SmallCap Market. MSC Group may not qualify for listing of its securities on the OTC Bulletin Board or may never satisfy the qualifications to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in MSC Group's common stock in accordance with Rule103 of Regulation
M.

     Following the completion of this offering, one or more broker-dealers may act as the principal market makers for the securities offered hereby. A broker-dealer acting as a market maker for a particular security will purchase and sell such securities for its own account, will maintain an inventory of such securities and may actively assist in the sale of these securities by producing research reports, recommending the security to its clients or otherwise. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market maker, if commenced, may subsequently be discontinued.

     By Rule 101 of Regulation M, participants in a distribution, including underwriters acting as market makers, are prohibited from bidding for, purchasing, or inducing the purchase of the distributed security during an applicable restricted period. Rule 103 provides an exemption to such restriction and certain distribution participants, including market makers, may engage in passive market making transactions provided the conditions of Rule 103 are met. Some of these conditions include, among other conditions including price and volume limitations, that market maker must be acting in its capacity as a market maker and the security is one quoted on Nasdaq.

                             LEGAL MATTERS

      Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law that the shares of common stock offered by the selling securityholders are fully paid, validly issued and non-assessable. James
M. Cassidy, a principal of Cassidy & Associates, is the beneficial shareholder of 500,000 shares of the common stock of MSC Group.

                                EXPERTS

      The audited consolidated financial statements as of March 31, 2002 and 2001 and for the years then ended, included in this prospectus have been so included in reliance on the report of Weinberg & Company, P.A., independent accountants, given on the authority of Weinberg & Company, P.A. as experts in auditing and accounting.

                          AVAILABLE INFORMATION

      MSC Group is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and files reports and other information with the Commission. Reports, proxy statements and other information filed by MSC Group, including its registration statement, can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      MSC Group will provide without charge to each person who receives a copy of the prospectus which is part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. All requests should be made in writing to 29/31 Gul Avenue, Singapore City, Singapore 629669, 011 6863 6626.

                      INDEX TO FINANCIAL STATEMENTS

      The audited consolidated financial statements as of March 31, 2002 and for the years ended March 31, 2002 and 2001 and the unaudited condensed consolidated financial statements as of September 30, 2002 and for the three and six months are included herein.

ITEM 1.  FINANCIAL STATEMENTS

                   MSC GROUP, INC. AND SUBSIDIARIES
                      (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF MARCH 31, 2002

                     MSC GROUP, INC. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE  1       INDEPENDENT AUDITORS' REPORT

PAGE  2       CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2002

PAGE  3       CONSOLIDATED STATEMENTS OF OPERATIONS AND
              COMPREHENSIVE LOSS FOR THE YEARS ENDED MARCH 31,
              2002 AND 2001 AND FOR THE PERIOD FROM DECEMBER 31,
              1999 (INCEPTION) THROUGH MARCH 31, 2002

PAGE  4       CONSOLIDATED STATEMENT OF CHANGES IN
              STOCKHOLDERS' EQUITY FROM DECEMBER 31, 1999
              (INCEPTION) THROUGH MARCH 31, 2002

PAGE  5       CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
              YEARS ENDED MARCH 31, 2002 AND 2001 AND FOR THE
              PERIOD FROM DECEMBER 31, 1999 (INCEPTION) THROUGH
              MARCH 31, 2002

PAGES 6 - 13  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
              MARCH 31, 2002

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
MSC Group, Inc.
(A development stage company)

We have audited the accompanying consolidated balance sheet of MSC Group, Inc. and subsidiaries (a development stage company) as of March 31, 2002 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the years ended March 31, 2002 and 2001 and for the period from December 31, 1999 (inception) through March 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSC Group, Inc. and subsidiaries as of March 31, 2002 and the results of their operations and their cash flows for the years ended March 31, 2002 and 2001 and for the period from December 31, 1999 (inception) through March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has a net loss of $2,164,650 and a negative cash flow from operations of $1,731,665 for the year ended March 31, 2002 and an accumulated deficit of $3,103,375 at March 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.


Los Angeles, CA
June 17, 2002

                          MSC GROUP, INC. AND SUBSIDIARIES
                            (A DEVELOPMENT STAGE COMPANY)
                             CONSOLIDATED BALANCE SHEET
                                AS OF MARCH 31, 2002
                                --------------------

                                       ASSETS
                                       ------

CURRENT ASSETS
 Cash                                                       $  1,115,894
 Trade and other current receivables                              62,097
                                                            ------------
     Total Current Assets                                      1,177,991
                                                            ------------

PROPERTY AND EQUIPMENT, NET                                      404,379
                                                            ------------
OTHER ASSETS
 Deposits                                                         24,536
 Joint venture agreement advance                                  97,989
                                                            ------------
     Total Other Assets                                          122,525
                                                            ------------
TOTAL ASSETS                                                $  1,704,895
------------                                                ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES
 Accounts payable and accrued liabilities                   $    354,852
 Deferred revenue                                                 64,549
 Due to directors                                                128,734
 Current portion of capitalized leases                            73,296
                                                            ------------
      Total Current Liabilities                                  621,431
                                                            ------------
 Long-term Portion of Capitalized Leases                          49,464
                                                            ------------

TOTAL LIABILITIES                                                670,895
                                                            ------------

STOCKHOLDERS' EQUITY
 Preferred Stock, $.0001 par value,
  20,000,000 shares authorized, none issued
  and outstanding                                                   -
 Common stock, $.0001 par value, 100,000,000
  shares authorized, 22,904,300 shares issued
  and outstanding                                                  2,290
 Additional paid-in capital                                    4,136,343
 Accumulated deficit during development stage                 (3,103,375)
 Accumulated other comprehensive loss                             (1,258)
                                                            ------------
       Total Stockholders' Equity                              1,034,000
                                                            ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $  1,704,895
------------------------------------------                  ============

             See accommpanying notes to consolidated financial statements

                          MSC GROUP, INC. AND SUBSIDIARIES
                            (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                               AND COMPREHENSIVE LOSS
                               ----------------------

                                                             For the Period from
                              For the Year    For the Year   December 31, 1999
                              Ended           Ended          (Inception) through
                              March 31, 2002  March 31, 2001  March 31, 2002
                              --------------  --------------  ------------------

REVENUES                        $ 107,120       $   -            $   107,120

COST OF SALES                     137,120           -                137,120
                               -----------     -------------   -------------
GROSS PROFIT (LOSS)               (30,000)          -                (30,000)

OPERATING EXPENSES
 Selling, general and
  administrative                1,244,421          656,904         1,927,602
 Salaries                         660,209           82,936           743,145
 Director's salaries and fees     230,020          172,608           402,628
                               -----------     -------------   -------------
Total Operating Expenses        2,134,650          912,448         3,073,375
                               -----------     -------------   -------------
NET LOSS                       (2,164,650)        (912,448)       (3,103,375)

OTHER COMPREHENSIVE INCOME (LOSS)
 Gain (loss) on foreign
 currency translation              (8,931)           7,673            (1,258)
                               -----------     -------------   -------------
TOTAL COMPREHENSIVE LOSS      $(2,173,581)      $ (904,775)     $ (3,104,633)
                               -----------     -------------   -------------
Net loss per share -
basic and diluted             $      (.10)            (.05)             (.15)
                               -----------      -------------   -------------
Weighted average number of
shares outstanding - basic
and diluted                     21,760,828       20,126,374       20,610,590
                               -----------      -------------   -------------

             See accommpanying notes to consolidated financial statements

                          MSC GROUP, INC. AND SUBSIDIARIES
                            (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED STATEMENTS OF STOCKBROKERS' EQUITY
                  FROM DECEMBER 31, 1999 (INCEPTION) THROUGH MARCH 31, 2002
                  ----------------------------------------------------------

                                                     Deficit      Accumulated
                                                     Accum-       Other
                                                     ulated       Compre-
                                        Additional   During       hensive
                     Common Stock       Paid-In      Development  Income
                Shares       Amount     Capital      Stage        (Loss)      Total
                ----------   --------   ----------   ----------   ---------   -----------
Common stock
issuance        20,000,000   $ 2,000    $1,140,000   $   -        $    -       $1,142,000


Net loss for the
period from
December 31,
1999 (inception)
through March 31,
2000                   -          -           -         (26,277)       -          (26,277)
                ----------   --------   ----------   ----------   ---------    -----------
Balance,
March 31, 2000  20,000,000      2,000    1,140,000      (26,277)       -        1,115,723

Recapitalization:

Stock issued to
Eastward Acquisition
Corporation
stockholders       500,000         50         -            -           -               50

Other comprehensive
income                 -            -         -            -          7,673         7,673

Net loss for year
ended March
31, 2001               -            -         -         (912,448)       -        (912,448)
                 ----------   --------    ----------    ----------   ---------   ---------

Balance, March
31, 2001         20,500,000      2,050     1,140,000     (938,725)     7,673       210,998

Other
comprehensive
loss                    -           -          -            -         (8,931)       (8,931)

Common stock issued
for cash          2,404,300        240      2,996,343       -            -        2,996,583

Net loss for
year ended
March 31, 2002          -           -          -        (2,164,650)      -       (2,164,650)
                 ----------    --------    ----------    ----------   ---------  -----------
BALANCE,
MARCH 31, 2002   22,904,300  $   2,290    $4,136,343   $(3,103,375)  $ (1,258)   $ 1,034,000
                 ==========  =========    ==========   ============  =========   ===========


             See accommpanying notes to consolidated financial statements

                          MSC GROUP, INC. AND SUBSIDIARIES
                            (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For the Year   For the Year   For the Period from
                                          Ended          Ended          December 31, 1999
                                          March 31,      March 31,      (Inception) through
                                          2002           2001           March 31, 2002
                                          -------------  ------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                  $(2,164,650)    $  (912,448)     $ (3,103,375)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
 Depreciation                                  117,943          14,609           132,552
 Gain on disposal of fixed assets               (5,190)            -              (5,190)
 Impairment of goodwill                         15,223             -              15,223
 Provision for bad debts                        93,420             -              93,420
 Changes in operating assets and liabilities:
  Increase in trade and other current
  receivables                                  (74,149)         (81,368)        (155,517)
  Increase in deposits                         (24,536)            -             (24,536)
  Increase in accounts payable and
  accrued liabilities                          245,725          105,068          377,070
  Increase in deferred revenue                  64,549             -              64,549
                                           -------------   ------------    --------------
     Net Cash Used In Operating Activities  (1,731,665)        (874,139)      (2,605,804)
                                           -------------   ------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Sale of fixed assets                           58,342             -              58,342
 Joint venture agreement advance               (97,989)            -             (97,989)
 Acquisition of subsidiaries net of
 cash acquired                                 (23,845)            -             (23,845)
 Purchases of equipment                       (288,764)         (95,241)        (384,005)
                                           -------------   ------------    --------------
     Net Cash Used In Investing Activities    (352,256)         (95,241)        (447,497)
                                           -------------   ------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuances of common stock     2,996,583        1,151,702        4,148,285
 Payments on capital leases                   (105,813)             -           (105,813)
 Increase in amounts due to directors          128,734              -            128,734
                                           -------------   ------------    --------------
     Net Cash Provided By Financing
     Activities                              3,019,504        1,151,702        4,171,206
                                           -------------   ------------    --------------
INCREASE IN CASH AND CASH EQUIVALENTS PRIOR
TO EFFECT OF FOREIGN CURRENCY TRANSLATION      935,583           182,322       1,117,905

FOREIGN CURRENCY TRANSLATION                     5,660            (7,673)         (2,013)
                                           -------------    ------------    -------------
INCREASE IN CASH AND CASH EQUIVALENTS           941,243          174,649       1,115,892

CASH AND CASH EQUIVALENTS - BEGINNING OF
PERIOD                                          174,651                2               2
                                           -------------    ------------    -------------
CASH AND CASH EQUIVALENTS - END OF PERIOD    $1,115,894       $  174,651     $ 1,115,894
                                           =============    ============    =============

NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company acquired $110,123 of equipment through capital leases.



             See accommpanying notes to consolidated financial statements

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A)  Organization

     MSC Group, Inc., formerly Eastward Acquisition
     Corporation (a development stage company), ("the
     Company") was incorporated in the Delaware on March 24, 1999. On December 29, 2000, the Company effected a reorganization by acquiring all the outstanding common stock of Milling Systems & Concepts Private Limited
     ("MSC") a Singapore corporation incorporated on December 31, 1999 and its wholly owned subsidiary MSC Technologies Pte. Ltd. for 20,000,000 shares of common stock. The acquisition has been treated as an acquisition of the Company by MSC and as a recapitalization of the Company for accounting purposes. Accordingly, the financial statements include the balance sheet, which consists of the net assets of the Company and MSC at historical cost, and the statements of operations of MSC for the periods presented and of the Company from the date of reorganization. As a result of the merger the Company has adopted the March 31 fiscal year of MSC.

     Activities during the development stage include raising capital and implementing its business plan.

     The Company's wholly owned subsidiary MSC is involved in providing integrated and internet enabled manufacturing solutions. The Company intends to market its manufacturing solutions in the NAFTA, Europe and Asia-Pacific region.

     On April 14, 2001, MSC formed MSC Precision Pte. Ltd., a Singapore corporation, to develop manufacturing solution and concepts for use by the machine manufacturing industry, design and service centers, mold and die industry and jigs and tooling manufacturers.

     On April 19, 2001, MSC formed MSC Industries (Shanghai)
     Co. Ltd., a Republic of China corporation, to develop and manufacture dies, molds, tools, jigs and fixtures.

     On June 7, 2001, MSC formed MSC Solar Systems Pte.
     Ltd., a Singapore corporation, to research, develop and commercialize energy inventions.

     On June 28, 2001, MSC formed MSC (Beijing) Logistics
     Technology Co. Ltd., a Republic of China corporation, to provide logistics and consulting services and to develop software.

     On July 7, 2001, MSC formed I-MSC.com Pte. Ltd., a
     Singapore corporation, to provide internet services and to develop, integrate and deliver enterprise-wide business intelligent solutions and software applications.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

     On July 7, 2001, MSC formed MSC Ventures Group (S)
     Pte. Ltd., a Singapore corporation, to perform venture capital funding and asset management.

     On August 16, 2001, MSC formed MSC Design Pte. Ltd., a
     Singapore corporation, to design prototypes for appliances.

     On August 16, 2001, MSC formed MSC Prototyping (S)
     Pte. Ltd., a Singapore corporation, to manufacture, develop and produce a sample or model of all types of industrial products, machinery, equipment or devices and other ancillary activities, appliances and services in connection therein.

     MSC Design Pte. Ltd., a subsidiary, was the only company with revenues for the year ended March 31, 2002.

     On January 1, 2002, MSC acquired Modern Handling
     Equipment (Thai) Ltd., ("MHE") a Thailand corporation, for approximately $25,000. MHE provides marketing and after-sale service support. The acquisition was accounted for under the purchase method and the excess of the net assets acquired over the purchase price was applied to reduce the basis of the equipment acquired.

     On January 1, 2002, MSC acquired MSC Automation Pte.
     Ltd., ("Automation") a Singapore corporation, for approximately $1,400. Automation designs automation systems for industrial use. The acquisition was accounted for under the purchase method and the excess of purchase price over the net assets acquired of approximately $16,000 is goodwill. Due to the operating losses of Automation after the acquisition, the goodwill was subsequently written off as impaired.

     (B) Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

     (C) Use of Estimates

     In preparing financial statements in conformity with United States generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

     (D) Cash and Cash Equivalents

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     (E) Property and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over the estimated economic useful life of 2 to 5 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

     (F) Fair Value of Financial Instruments

     The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation. The carrying amounts of the Company's trade and other receivables, accounts payable and accrued liabilities, amounts due to directors and capital leases payable approximates their fair value.

     (G) Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense (benefit) recorded for the years ended March 31, 2002 and 2001. Additionally, any deferred tax assets arising from the Company's net operating loss carryforwards has been fully offset by a valuation allowance.

     (H) Loss Per Share

     Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding. There were no common stock equivalents at March 31, 2002 and 2001.

     (I) Business Segments

     The Company operates in one segment and therefore segment information is not presented.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------


     (J) Foreign Currency Translation

     The accounts of the Company's Singapore subsidiary are translated in accordance with Statement of Financial
     Accounting Standard No. 52, which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average rates prevailing throughout the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as the accumulated other comprehensive adjustment in shareholders' equity.

     (K) Revenue Recognition

     For the year ended March 31, 2002, the Company generated revenue of $107,120 from its newly formed Singapore corporation, MSC Design Pte. Ltd. Design revenue is recognized in this subsidiary as the design work is completed and billed. There were no open design contracts at March
     31, 2002.

     Deferred revenue represents advance payments from customers.

     (L) New Accounting Pronouncements

     Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations.
     Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No.
     121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No.
     142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

     SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

     Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS
     No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

     The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

     (M) Concentrations of Credit Risk from Cash Deposits in
     Excess of Insured Limits

     The Company maintains its cash balances in Singapore banks. The balances are uninsured by the Singapore government, therefore total cash deposits are subject to credit risk. Management believes that the risk is mitigated by the fact that the money is kept in established financial institutions.

NOTE 2    PROPERTY AND EQUIPMENT

     Property and equipment as of March 31, 2002 consisted of the following:

        Property and equipment                           $  275,987
        Furniture, fixtures and leasehold improvements       89,038
        Computer equipment                                  180,669
                                                         ----------
                                                            545,694
        Less: accumulated depreciation                     (141,315)
                                                         -----------
        Property and equipment - net                     $  404,379
                                                         ===========
     Depreciation expense for the years ended March 31, 2002 and 2001 was $117,923 and $14,609, respectively.

NOTE 3    CAPITALIZED LEASE AGREEMENTS

     The Company leases office equipment under capital lease agreements. The capitalized lease costs and accumulated depreciation of such equipment was $207,946 and $38,058 respectively, at March 31, 2002.

     Future minimum lease payments under the capital leases are as follows at March 31, 2002:


          Total lease payments                          $   136,780
          Less: interest portion                            (14,020)
                                                         -----------
          Obligation under capital leases               $   122,760
                                                         ===========
     Required payments of principal on capitalized leases at March 31, 2002, including current maturities, are summarized as follows:

                                2003                    $    73,296
                                2004                         17,150
                                2005                         12,489
                                2006                         10,439
                                2007                          4,849
                                Thereafter                    4,537
                                                         -----------
                                                            122,760
                                                         ===========

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------


     Interest expense for the year ended March 31, 2002 was $7,331.

NOTE 4    EQUITY

     Preferred Stock

     The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2002, the Company had not issued any preferred stock.

     Common Stock

     The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company previously known as Eastward Acquisition Corporation
     (See Note 1(A)) issued 5,000,000 shares at inception. On December 29, 2000, the Company issued 20,000,000 shares to acquire all the outstanding shares of MSC and its wholly owned subsidiary. In conjunction with this acquisition the Company repurchased 4,500,000 shares from its previous principal shareholder for $450 and subsequently retired such shares. During 2002, the Company issued 2,404,300 shares of common stock for cash. As a result 22,904,300 shares of common stock were outstanding at March 31, 2002.

NOTE 5    AGREEMENTS

     (A) On July 31, 2000, the Company signed an agreement with TPG Capital ("TPG"), a related entity (See Note
          6). The agreement called for TPG to provide among other things, professional services relating to Securities and Exchange Commission filings and other securities matters.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

     (B) On December 27, 2001, the Company entered into an agreement with its landlord to extend the date to acquire property currently leased by the Company to December 31, 2002. The purchase price of the property shall be agreed to by both parties at a price no less than the market valuation of $6,000,000 (Singapore).

     (C) On September 19, 2001 MSC Group executed a joint venture agreement with Protolex LLC ("Protolex"), located in Washington DC, to jointly develop a new motion controller for new generation milling and rapid prototyping machines. The agreement is effective for 90 days from the date of execution and the agreement may be superceded by other agreements within the 90-day time frame and may be extended based upon mutual consent of both parties.
          On January 23, 2002, both parties executed an extension of the original agreement for 1 year.
          Protolex LLC is the manufacturer/producer of state of the art electronic engineering equipment.
          According to the agreement, Protolex will complete the design and development of a commercial use motor control system according to MSC Group's specification and MSC Group will fund the project with $200,000. Upon the down payment of $50,000, Protolex was to provide MSC Group with a detailed project development plan to meet a three-month completion date requirement of producing a working prototype. MSC Group paid Protolex the $50,000 on October 1, 2001 and also paid $50,000 on January
          31, 2002. MSC Group will be responsible for the final integration and mass production of the commercial units. In accordance with the agreement, each party will own its own intellectual property for the effort. Additionally, MSC Group will grant
          Protolex a non-exclusive license to sell the product for a sales fee of 12%. The timetable to meet the terms of the joint venture agreement has been temporarily delayed due to technical issues in the manufacturing process. Both parties are aware of the issues and the project is expected to continue in the second quarter of fiscal year 2003. There have been no revisions to the agreement as a result of the issues. The agreement also provides MSC Group the ability to invest up to $8 million in Protolex, representing up to 30% ownership of Protolex, given the occurrence of certain events, as defined in the agreement. Specifically, the agreement required MSC Group to make an initial investment in Protolex during 2001 amounting to $2 million and a $2 million investment during 2002. MSC Group did not make any of the investments. As discussed above, the timetable to meet the terms of the joint venture agreement has been temporarily delayed and there have been no changes to the original agreement.

NOTE 6    RELATED PARTIES

     TPG is a stockholder of the Company. Legal services to the Company were provided by a firm whose principal is the controlling stockholder of TPG. Legal expenses to TPG amounted approximately to $40,000 and $ -0- for the years ended March 31, 2002 and 2001. No amounts were owed to TPG at March 31, 2002.

                  MSC GROUP, INC. AND SUBSIDIARIES
                  (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF MARCH 31, 2002
                       --------------------

     Included in trade and other current receivables at March 31, 2002 are advances to directors, and to an ex-director in the amount of $92,456 for establishing new operations in China. The Company has a reserve of $92,456 relating to amounts advanced to the ex-director who is no longer with the Company. The Company is aggressively pursuing the repayment of the amount owed by the ex-director.

     Due to directors at March 31, 2002 of $128,734 consists of $47,402 of expenses paid on the Company's behalf and an $81,332 overpayment for the purchase of common stock.

NOTE 7    GRANT

     On November 4, 2001 MSC Technologies Private Limited, a subsidiary of Milling Systems received an incentive grant from the Productivity and Standards Board of Singapore to receive grants up to approximately $385,000. The grant is to be used for the research and development of a Rapid Prototype machine from January 20, 2001 to June 30, 2002.
     On February 8, 2002, the Company received approximately $92,000 of the grant for reimbursement of expenses incurred. The amount has been netted against research and development expenses within selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended March 31, 2002.

NOTE 8    GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss of $2,164,650 and a negative cash flow from operations of $1,731,665 for the year ended March 31, 2002 and an accumulated deficit of $3,103,375 at March 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     The Company anticipates raising additional capital through the issuance of debt and/or equity securities. Additionally, management anticipates that operations which will commence in the fiscal year ending March 31, 2003 will generate profits to absorb overhead expenses.

                          MSC GROUP, INC. AND SUBSIDIARIES
                           (A DEVELOPMENT STAGE COMPANY)
                               CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
                               AS OF SEPTEMBER 30, 2002

                          MSC GROUP, INC. AND SUBSIDIARIES
                            (A DEVELOPMENT STAGE COMPANY)

                                       CONTENTS


PAGE      1         CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                    SEPTEMBER 30, 2002 (UNAUDITED) AND MARCH 31, 2002

PAGE      2         CONDENSED CONSOLIDATED STATEMENTS OF
                    OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE
                    AND SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                    AND FOR THE PERIOD FROM DECEMBER 31, 1999
                    (INCEPTION) THROUGH SEPTEMBER 30, 2002 (UNAUDITED)

PAGE      3         CONDENSED CONSOLIDATED STATEMENTS OF CASH
                    FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2002
                    AND 2001 (UNAUDITED) AND FOR THE PERIOD FROM
                    DECEMBER 31, 1999 (INCEPTION) THROUGH SEPTEMBER 30,
                    2002 (UNAUDITED)

PAGES    4 - 9      NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                    STATEMENTS (UNAUDITED)

                          MSC GROUP, INC. AND SUBSIDIARIES
                           (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED CONSOLIDATED BALANCE SHEETS

                                        ASSETS

                                               September 30,    March 31,
                                               2002             2002
                                               (Unaudited)
                                               ------------   -----------
CURRENT ASSETS
 Cash                                          $    691,288   $ 1,115,894
 Trade and other current receivables                295,919        62,097
 Receivable from related parties                     48,690          -
 Inventory                                            8,214          -
                                                -----------    ----------
    Total Current Assets                          1,044,111     1,177,991
                                                -----------    ----------
PROPERTY AND EQUIPMENT, NET                         377,242       404,379
                                                -----------    ----------
OTHER ASSETS
 Deposits                                            26,352        24,536
 Joint venture agreement advance                    101,597        97,989
                                                -----------    ----------
     Total Other Assets                             127,949       122,525
                                                -----------    ----------
TOTAL ASSETS                                   $  1,549,302    $1,704,895
                                               ============    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                                 $   315,833    $      -
 Accounts payable and accrued liabilities           679,866       354,852
 Deferred revenue                                    13,453        64,549
 Due to directors                                   208,925       128,734
 Current portion of capitalized leases               17,738        73,296
                                                -----------    ----------
      Total Current Liabilities                   1,235,815       621,431
                                                -----------    ----------
 Long-term portion of capitalized leases             72,585        49,464
                                                -----------    ----------
 TOTAL LIABILITIES                                1,308,400       670,895
                                                -----------    ----------
STOCKHOLDERS' EQUITY
 Preferred Stock, $.0001 par value,
  20,000,000 shares authorized, none issued
  and outstanding                                       -             -
 Common stock, $.0001 par value, 100,000,000
  shares authorized, 22,904,300 shares issued
  and outstanding                                     2,290         2,290
 Additional paid-in capital                       4,136,343     4,136,343
 Accumulated deficit during development stage    (3,852,729)   (3,103,375)
 Accumulated other comprehensive loss               (45,002)       (1,258)
                                                -----------    ----------
       Total Stockholders' Equity                   240,902     1,034,000
                                                -----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  1,549,302   $ 1,704,895
                                               ============   ===========

      See accompanying notes to condensed consolidated financial statements.

                      MSC GROUP, INC. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONOLIDATED STATEMENT OF OPERATIONS
                          AND COMPREHENSIVE LOSS
                          ----------------------
                                 (UNAUDITED)

                                                                        For the
                                                                        Period From
                                                                        December
                    For the        For the      For the     For the     31, 1999
                    Three Months   Thee Months  Six Months  Six Months  (Inception)
                    Ended          Ended        Ended       Ended       Through
                    September      September    September   September   September
                    30, 2002       30, 2001     30, 2002    30, 2001    30, 2002
                    ------------   -----------  ----------  ----------  ------------
REVENUES            $    446,010   $      -     $  747,939   $  -       $    855,059

COST OF SALES            183,597          -        407,096      -            544,216
                    ------------   -----------  ----------  ----------  ------------
GROSS PROFIT             262,413          -        340,843      -            310,843
                    ------------   -----------  ----------  ----------  ------------
OPERATING EXPENSES
Selling, general
 and administrative      241,236      506,386      571,408      654,460    2,499,010
Salaries                 236,577      105,287      380,904      296,199    1,124,049
Director's salaries
 and fees                 35,205       57,868      137,886      100,050      540,514
                    ------------   -----------   ----------  ----------   ----------
   Total Operating
   Expenses              513,018      669,541    1,090,198    1,050,709    4,163,573
                    ------------   -----------   ----------  ----------   ----------
NET LOSS                (250,605)    (669,541)    (749,355)  (1,050,709)  (3,852,730)

OTHER COMPREHENSIVE INCOME
(LOSS)
 Gain (loss) on foreign
  currency translation   (63,324)      73,358       (43,744)     61,816      (45,002)
                     ------------   -----------   ----------   ---------    ----------
TOTAL COMPREHENSIVE
LOSS                 $  (313,929)   $(596,183)   $ (793,099)  $(988,893)  $(3,897,732)
-------------------  ============   ==========   ===========  ==========  ============

Net loss per share -
 basic and diluted   $    (.01)     $    (.03)   $    (.03)   $   (.05)    $  (.18)
                     ============   ==========   ===========  =========    ===========
Weighted average
 number of shares
 outstanding - basic
 and diluted          22,904,300     21,648,517  22,904,300    21,406,413   21,212,956
                     ============   ==========   ===========   ==========   ==========

          See accompanying notes to condensed consolidated financial statements.

                      MSC GROUP, INC. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              -----------------------------------------------
                                 (UNAUDITED)

                                                                    For the
                                                                    Period from
                                       For the        For the       December 31,
                                       Six Months     Six Months    1999 (Inception)
                                       Ended          Ended         Through
                                       September      September     September
                                       30, 2002       30, 2001      30, 2002
                                       --------       --------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                             $  (749,355)    $(1,050,709)    $(3,852,730)
 Adjustments to reconcile net loss
   to net cash used in operating
   activities:
 Depreciation                              89,297          45,944         221,849
 Gain on disposal of fixed assets            -               -             (5,190)
 Impairment of goodwill                      -               -             15,223
 Provision for bad debt                      -             95,903          93,420
 Changes in operating assets and
    liabilities:
   Increase in trade and other
    current receivables                  (233,822)       (102,530)       (389,339)
   Increase in inventories                 (8,214)         (1,223)         (8,214)
   Increase in deposits                    (1,816)           -            (26,352)
   Increase in accounts payable
    and accrued liabilities               325,015         128,112         702,085
   (Decrease) increase in deferred
    revenue                               (51,096)           -             13,453
                                       -----------      ----------     ----------
       Net Cash Used In
       Operating Activities              (629,991)       (884,503)     (3,235,795)
                                       -----------      ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of equipment                   (54,871)       (119,309)       (438,876)
 Joint venture agreement advance           (3,608)           -           (101,597)
 Acquisition of subsidiaries, net of cash    -               -            (23,845)
 Sale of fixed assets                        -               -             58,342
                                       -----------      ----------     ----------
      Net Cash Used In Investing
      Activities                          (58,479)       (119,309)       (505,976)
                                       -----------      ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Bank overdraft                           315,833            -            315,833
 Increase in due to directors              80,191         127,211         208,925
 Increase in receivable from related
   parties                                (48,690)           -            (48,690)
 Sale of common stock                        -          1,217,584       4,148,285
 Payment on capital leases                (39,726)        (71,973)       (145,539)
                                       -----------      ----------     ----------
        Net Cash Provided By
        Financing Activities              307,608       1,272,822       4,478,814
                                       -----------      ----------     ----------
(DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS PRIOR TO EFFECT OF FOREIGN
CURRENCY TRANSLATION                     (380,862)        269,010         737,043

FOREIGN CURRENCY TRANSLATION
(LOSS) GAIN                               (43,744)         61,816         (45,757)
                                       -----------      ----------     ----------
(DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS                         (424,606)        330,826         691,286

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                     1,115,894        174,651               2
                                       -----------      ----------     ----------
CASH AND CASH EQUIVALENTS -
  END OF PERIOD                        $   691,288      $ 505,477      $  691,288
                                       ===========      =========      ==========
NON-CASH INVESTING AND FINANCING
ACTIVITIES:

Equipment acquired through
capital leases                         $    7,289       $  62,017      $  110,123


          See accompanying notes to condensed consolidated financial statements.

                       MSC GROUP, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           AS OF SEPTEMBER 30, 2002
                           ------------------------
                                  (UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

MSC Group, Inc., formerly Eastward Acquisition Corporation (a development stage company), ("the Company") was incorporated in the Delaware on March 24, 1999. On December 29, 2000, the Company effected a reorganization by acquiring all the outstanding common stock of Milling Systems & Concepts Private Limited ("MSC") a Singapore corporation incorporated on December 31, 1999 and its wholly owned subsidiary MSC Technologies Pte. Ltd. for 20,000,000 shares of common stock. The acquisition has been treated as an acquisition of the Company by MSC and as a recapitalization of the Company for accounting purposes. Accordingly, the financial statements include the balance sheet, which consists of the net assets of the Company and MSC at historical cost.
As a result of the acquisition the Company had adopted a March 31 fiscal year of MSC. On August 8, 2002, the Company officially changed its accounting year-end from March 31 to December 31.

Activities during the development stage include raising capital and implementing its business plan.

The Company's wholly owned subsidiary MSC is involved in providing integrated and internet enabled manufacturing solutions. The Company intends to market its manufacturing solutions in the NAFTA, Europe and Asia-Pacific region.

On April 14, 2001, MSC formed MSC Precision Pte. Ltd., a Singapore corporation, to develop manufacturing solution and concepts for use by the machine manufacturing industry, design and service centers, mold and die industry and jigs and tooling manufacturers.

On April 19, 2001, MSC formed MSC Industries (Shanghai) Co. Ltd., a Republic of China corporation, to develop and manufacture dies, molds, tools, jigs and fixtures.

On June 7, 2001, MSC formed MSC Solar Systems Pte. Ltd., a Singapore corporation, to research, develop and commercialize energy inventions.

On June 28, 2001, MSC formed Beijing MSC Logistics Technology Co. Ltd., a Republic of China corporation, to provide logistics and consulting services and to develop software.

On July 7, 2001, MSC formed I-MSC.com Pte. Ltd., a Singapore corporation, to provide internet services and to develop, integrate and deliver enterprise-wide business intelligent solutions and software applications.

                       MSC GROUP, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           AS OF SEPTEMBER 30, 2002
                           ------------------------
                                  (UNAUDITED)

On July 7, 2001, MSC formed MSC Ventures Group (S) Pte. Ltd., a Singapore corporation, to perform venture capital funding and asset management.

On August 16, 2001, MSC formed MSC Design Pte. Ltd., a Singapore corporation, to design prototypes for appliances.

On August 16, 2001, MSC formed MSC Prototyping (S) Pte. Ltd., a Singapore corporation, to manufacture, develop and produce a sample or model of all types of industrial products, machinery, equipment or devices and other ancillary activities, appliances and services in connection therein.

On January 1, 2002, MSC acquired Modern Handling Equipment (Thai) Ltd., ("MHE") a Thailand corporation, for approximately $25,000. MHE provides marketing and after-sale service support. The acquisition was accounted for under the purchase method and the excess of the net assets acquired over the purchase price was applied to reduce the basis of the equipment acquired. The building acquired is pledged as collateral for bank overdrafts.

On January 1, 2002, MSC acquired MSC Automation Pte. Ltd., ("Automation") a Singapore corporation, for approximately $1,400. Automation designs automation systems for industrial use. The acquisition was accounted for under the purchase method and the excess of purchase price over the net assets acquired of approximately $16,000 is goodwill. Goodwill was computed by adding the total purchase price plus the excess of liabilities assumed over the assets acquired. Due to the operating losses of Automation after the acquisition, the goodwill was subsequently written off as impaired.

(B) Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(C) Use of Estimates

In preparing the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                       MSC GROUP, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           AS OF SEPTEMBER 30, 2002
                           ------------------------
                                  (UNAUDITED)

(D) Per Share Data

Basic loss per share is based on the net loss divided by the weighted average number of shares outstanding. Diluted loss per common shares is adjusted to reflect the incremental number of shares issuable under stock-based compensation plans and contingently issuable shares, if such adjustments are dilutive. There were no common stock equivalents included in diluted loss per share, as their effect would be anti-dilutive.

(E) Interim Condensed Consolidated Financial Statements

The condensed consolidated financials statements as of September 30, 2002 and for the three and six months ended September 30, 2002 and 2001 and for the period from December 31, 1999 (inception) through September 30, 2002 are unaudited. In the opinion of management, such condensed consolidated financial statements include all adjustments (consisting only of normal recurring accruals) necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. The consolidated results of operations for the three and six months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full year. The condensed consolidated balance sheet information as of March 31, 2002 was derived from the audited consolidated financial statements included in the Company's annual report
Form 10-KSB. The interim condensed consolidated financial statements should be read in conjunction with that report.

(F) Revenue Recognition

For the six months ended September 30, 2002, the Company generated revenues of $747,939 from its newly formed Modern Handling Equipment Ltd., MSC Design Pte. Ltd., I-MSC.com Pte. Ltd., and MSC Automation Pte. Ltd. subsidiaries. Included in revenues for the six months ended September 30, 2002 are sales to affiliated companies totaling approximately $49,000. Affiliated companies represent separate legal entities with a common director. Revenue is recognized as the work is completed and billed.

Deferred revenue represents advance payments from customers.

(G) Concentrations of Credit Risk from Cash Deposits in Excess of Insured
Limits

The Company maintains its cash balances in Singapore banks. The balances are uninsured by the Singapore government, therefore total cash deposits are subject to credit risk. Management believes that the risk is mitigated by the fact that the money is kept in established financial institutions.

                       MSC GROUP, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           AS OF SEPTEMBER 30, 2002
                           ------------------------
                                  (UNAUDITED)
(H) Going Concern

The Company's condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net loss of $749,355 and a negative cash flow from operations of $629,991 for the six months ended September 30, 2002, and has an accumulated deficit of $3,852,729 and a working capital deficiency of $191,704 at September 30, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company anticipates raising additional capital through the issuance of debt and/or equity securities. Additionally, management anticipates increases to revenues during the year ending December 31, 2003.

NOTE 2	AGREEMENTS

(A)	On December 27, 2001, the Company entered into an agreement with its landlord to extend the date to acquire property currently leased by the Company to December 31, 2002. The purchase price of the property shall be agreed to by both parties at a price no less than the market valuation of $6,000,000 (Singapore).

(B)	On September 19, 2001 the Company executed a joint venture agreement with Protolex LLC ("Protolex"), located in Washington DC to jointly develop a new motion controller for new generation milling and rapid prototyping machines. On January 23, 2002, both parties executed an extension of the original agreement for 1 year. Protolex LLC is the manufacturer/producer of state of the art electronic engineering equipment. According to the agreement, Protolex will complete the design and development of a commercial use motor control system according to MSC Group's specification and MSC Group will fund the project with $200,000. Upon the down payment of $50,000, Protolex was to provide the Company with a detailed project development plan to meet a three-month completion date requirement of producing a working prototype.
The Company paid Protolex the $50,000 on October 1, 2001 and also paid an additional $50,000 on January 31, 2002. The Company will be responsible for the final integration and mass production of the commercial units. In accordance with the agreement, each party will own its own intellectual property for the effort. Additionally, the Company will grant Protolex a non-exclusive license to sell the product for a sales fee of 12%. The timetable to meet the terms of the joint venture agreement has been temporarily delayed due to technical issues in the manufacturing process.
Both parties are aware of the issues and the project is expected to continue in the second quarter of calendar year 2003. There have been no

                       MSC GROUP, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           AS OF SEPTEMBER 30, 2002
                           ------------------------
                                  (UNAUDITED)

revisions to the agreement as a result of the issues. The agreement also provides the Company the ability to invest up to $8 million in Protolex, representing up to 30% ownership of Protolex, given the occurrence of certain events, as defined in the agreement. Specifically, the agreement requires the Company to make an initial investment in Protolex during 2001 amounting to $2 million and a $2 million investment during 2002. MSC Group did not make either of these investments. As discussed above, the timetable to meet the terms of the joint venture agreement has been temporarily delayed and there have been no changes to the original agreement.

(C)	On November 4, 2001 MSC Technologies Private Limited, a subsidiary of the Company received an incentive grant from the Productivity and Standards Board of Singapore to receive grants up to approximately $385,000. The grant is to be used for the research and development of a Rapid Prototype machine from January 20, 2001 to June 30, 2002. On July 16, 2002, the Company received approximately $59,000 of the grant for reimbursement of expenses incurred. On July 11, 2002, the grant was extended to December 31, 2002.

(D)	In September 2001, the Company entered into a joint venture with
Qingqi Group Limited ("Qingqi") for the establishment of a precision molding making company to be based in Jinan, China utilizing the manufacturing and mold and die tool rooms in Qingqi. Qingqi Group Limited is a large Chinese motorcycle and engine manufacturing company. Qingqi is also involved in the automobile and pharmaceutical industries. The joint venture contemplates an investment by the Company of $150,000 for a 60% participation by the Company and 40% by Qingqi for tooling, mold design and fabrication, with business expected to commence by March 2003. As of September 30, 2002, the Company has not made any investments to this joint venture and there is no assurance that the joint venture will be effected.

NOTE 3	RELATED PARTY TRANSACTION

Receivables from related parties in the accompanying condensed consolidated balance sheet at September 30, 2002 amounting to $48,690 represent amounts owed to the Company for management fees, information technology consulting fees and other services. Affiliated companies represent separate legal entities with a common director. Also included in trade and other receivables are advances to an ex-director in the amount of $92,456 for establishing new operations in China. The Company has a reserve of $92,456 relating to amounts advanced to the ex-director. The Company is aggressively pursuing the repayment of the amount owed by the ex-director.

Due to directors at September 30, 2002 of $208,925 consists of $33,731for directors fees, $84,856 for overpayment for the purchase of common stock and $90,338 of expenses paid on the Company's behalf.

---------------------------------
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by MSC Group.

Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of MSC Group since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.


                              MSC GROUP, INC.

          27,000,000 shares of common stock at $2.50 per share; and 6,047,800 shares of common stock to be sold by selling securityholders



                             ----------------
                                 PROSPECTUS
                              ----------------

                              ______________, 2003

MSC Group has not authorized any dealer, salesperson or other person to provide any information or make any representations other than the information or representations contained in this prospectus. Purchasers of the securities offered hereby should not rely on any additional information or representations if made.



This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
      except the common stock offered by this prospectus;
      in any jurisdiction in which the offer or solicitation is not authorized;
      in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
      to any person to whom it is unlawful to make the offer or
               solicitation; or
      to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
      there have been no changes in MSC Group's affairs after the date of this prospectus; or
      the information contained in this prospectus is correct after the date of this prospectus.

                              PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission           $ 6,000
   Fees and Expenses of Accountants and legal counsel         50,000
   Printing and Engraving Expenses                            10,000
   Miscellaneous Expenses                                      5,000

             Total                                           $71,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

             The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

             The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived
an improper personal benefit.   The Company's Certificate of
Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
THEREFORE UNENFORCEABLE.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

             The Company issued shares of common stock to the following individuals or entities for the consideration as listed in cash.

             On March 25, 1999, Eastward Acquisition Corporation, the predecessor corporation to MSC Group, Inc., issued 5,000,000 shares to TPG Capital Corporation which shares were issued in reliance on Rule 506 of Section 4(2) of the Securities Act and Rule 701 of Section 3(b) of the Securities Act. Of the 5,000,000 shares issued by it 4,500,000 were later redeemed.

             On December 29, 2000, MSC Group, Inc. issued 20,000,000 shares to 42 shareholders in exchange for all the outstanding stock of Milling Systems & Concepts Pte Ltd, a Singapore corporation. None of the shareholders are residents or citizens of the United States.

             From April through September 2001, MSC Group, Inc. issued 1,218,300 to 494 shareholders at $1.00 per share. None of the shareholders are residents or citizens of the United States.

             In December, 2001, MSC Group, Inc. issued 300,000 shares to 1 shareholder at $1.50 per share. None of the shareholders are residents or citizens of the United States.

             From January through March, 2002, MSC Group, Inc. issued 886,000 shares to 76 shareholders at $1.50 per share. None of the shareholders are residents or citizens of the United States.

             Some of holders of the shares may have subsequently transferred or disposed of their shares.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)          Exhibits

*            3.1  Certificate of Incorporation, filed as exhibit with Form
                  10-SB filed with the Securities and Exchange Commission February 25, 2000 (file no. 0-29693) and incorporated herein by reference.

*            3.2  By-Laws, filed as exhibit with Form 10-SB filed with the
                  Securities and Exchange Commission February 25, 2000 (file no. 0-29693) and incorporated herein by reference.

*            3.3  Specimen stock certificate, filed as exhibit with Form
                  10-SB filed with the Securities and Exchange Commission February 25, 2000 (file no. 0-29693) and incorporated herein by reference.

**           5.1  Legal opinion regarding legality of shares being issued.

*            10.1 Agreement with TPG Capital Corporation, filed as exhibit with Form 10-SB filed with the Securities and Exchange Commission February 25, 2000 (file no. 0-29693) and incorporated herein by reference.

*            10.2 Shareholder agreement filed as exhibit with Form 10-SB filed with the Securities and Exchange Commission February 25, 2000 (file no. 0-29693) and incorporated herein by reference.

**           10.3 Joint venture agreement with Protolex LLC ("Protolex").

**           10.4 Agreement with the local government authorities in
                  Huangdao, Qingdao, China, to develop industrial design center.

**           10.5 Joint venture with Qingqi for the establishment of a
                  precision molding making company.

**           10.6 Lease for property and agreement to acquire property.

             21.1 List of subsidiaries.

             23.1 Consent of independent certified public accountants.

**           23.2 Consent of attorneys (included in exhibit 5.1).

             Previously filed
**           To be filed

ITEM 17.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in th e"Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             (c)   The undersigned registrant hereby undertakes that:

             (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on the 4th day of March, 2003

                            MSC GROUP, INC.

                                 By /s/ Mok Siong Cheak
                                     President

                                 By /s/ Tan Cant Wee
                                     Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                   Date

/s/ Tang Mang Cheah             Director           March 4, 2003

/s/ Mok Siong Cheak             Director           March 4, 2003

/s/ Chua Seng Kiat              Director           March 4, 2003